Exhibit 10.48

AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

By and Among

MezzCo, L.L.C.

and

The Mezzanine Investors

named herein

and

the other signatories hereto

Dated as of November 30, 2006

i

ARTICLE VII — AFFIRMATIVE COVENANTS OF THE COMPANY, BH/RE AND THE MEMBER	11
Section 7.1 Additional Indebtedness	11
Section 7.2 Restrictions on Equity Interests	11
Section 7.3 Put Right	11
Section 7.4 Communication with Gaming Authorities	11
Section 7.5 Tax Covenants	11
Section 7.6 Books and Records	11
Section 7.7 Financial and Other Information	11
Section 7.8 Notices	11
Section 7.9 Existence, Good Standing and Legal Requirements	11
Section 7.10 Election of Directors; Observation Rights	11
Section 7.11 CMBS Guarantees; Reimbursements	11
Section 7.12 Costs, Expenses and Taxes	11
Section 7.13 Indemnification	11

ARTICLE VIII NEGATIVE COVENANTS OF THE COMPANY AND THE MEMBER	11

Section 8.1 Transactions with Affiliates	11
Section 8.2 Business Conducted	11
Section 8.3 Tax Classification	11
Section 8.4 Limitations on Incurrence of Indebtedness and Issuance of Interests	11

ARTICLE IX - MISCELLANEOUS PROVISIONS	11

Section 9.1 Survival of Covenants	11
Section 9.2 Legends on Securities	11
Section 9.3 Amendment and Waiver	11
Section 9.4 Notices	11
Section 9.5 Headings	11
Section 9.6 Counterparts; Facsimiles	11
Section 9.7 Remedies; Severability	11
Section 9.8 Entire Agreement; No Conflict	11
Section 9.9 Adjustments	11
Section 9.10 Law Governing	11
Section 9.11 Successors and Assigns	11
Section 9.12 Consent to Jurisdiction; Waiver of Jury Trial	11
Section 9.13 No Third Party Beneficiaries	11
Section 9.14 Non-Disclosure	11
Section 9.15 Term	11

ii

EXHIBITS

Exhibit A	Form of CMBS Documents
Exhibit B	Form of Joinder Agreement
Exhibit C	Form of Pledge Agreement
Exhibit D	Description of the Premises

SCHEDULES

Schedule 8.1	Transactions with Affiliates

iii

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is made as of this 30th day of November, 2006 by and among MezzCo, L.L.C., a Nevada limited liability company (the “Company”), EquityCo, L.L.C., a Nevada limited liability company and the sole member of the Company (“EquityCo” or the “Member”), the persons identified on the signature pages hereto as the Mezzanine Investors (each, a “Mezzanine Investor” and collectively, the “Mezzanine Investors”) and any other member of the Company or holder of securities convertible into securities of the Company who from time to time becomes party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A (together with the Member, the “Non-Mezz Investors”).  The Mezzanine Investors and the Non-Mezz Investors are herein collectively referred to as the “Securityholders” and each a “Securityholder.”

WHEREAS, the Securityholders, the Company and the other signatories thereto are parties to that certain Investor Rights Agreement dated as of August 9, 2004 (the “Original Investor Rights Agreement”) pursuant to which, among other things, the Mezzanine Investors acquired warrants (the “Original Warrants”) in an aggregate amount of 17,500 of the Company’s units (subject to adjustment and increase as provided in the Original Warrants) representing membership interests in the Company, consisting of, Class B Units or if the holder so elects, either Class A Units or a combination of Class A Units and Class B Units exercisable at a price per unit of $.01;

WHEREAS, the Company has indicated (i) its desire to enter into that certain credit facility with Column Financial Inc., in the aggregate amount of up to $820,000,000 in the form attached hereto as Exhibit A attached hereto (the “CMBS Facility”), and (ii) in connection therewith, the Company and the Securityholders have determined it is in their best interest to amend and restate the Original Investor Rights Agreement and the terms of the Original Warrants (each such amended and restated Original Warrant, a “Warrant” and collectively, the  “Warrants”); and

WHEREAS, the parties hereto agree to amending the terms of the Original Warrants and the manner in which the outstanding securities of the Company, now or hereafter outstanding, held by them will be held, Transferred and voted.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I - DEFINITIONS

Section 1.1  Construction of Terms.  As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires.

Section 1.2  Number of Interests.  Whenever any provision of this Agreement calls for any calculation based on a number of Securities held by a Securityholder, the number of Securities deemed to be owned or held by that Securityholder shall be the total number of

Interests then owned or held by the Securityholder, plus the total number of Interests issuable upon the conversion of any convertible securities or the exercise of any vested options, warrants or subscription rights then owned or held by such Securityholder.

Section 1.3  Defined Terms.  The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Affiliate” of a specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with, the specified Person, including, without limitation, any Person:  (a) which beneficially owns or holds, directly or indirectly, ten percent (10%) or more of (i) any class of voting stock of the specified Person, or (ii) the Equity Interests (with voting capacity) of a Person; or (b) who (i) is a director or executive officer (or individual with similar responsibilities) of the specified Person or (ii) if the Person does not have directors or executive officers, has similar responsibilities to a director or executive officer.  The term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified Person.  The term “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the Commission under the Exchange Act.

“Aladdin Bazaar” means Aladdin Bazaar, LLC, a Delaware limited liability company.

“Aladdin Gaming” means Aladdin Gaming, LLC, a Nevada limited liability company.

 “Applicable Law” means any law, statute, order, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including the Gaming Authorities), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Appraiser” means an independent nationally recognized investment bank or other qualified financial institution acceptable to the Company and the Majority Holders.

“Approved Officer” means, as to any Person that is a corporation, limited liability company, limited partnership or similar entity, the president, the chief executive officer, the chief operating or chief financial officer, treasurer (or assistant treasurer), controller or any vice-president, manager, managing member or other authorized Person, whose signatures and incumbency have been certified to the Mezzanine Investors in a certificate delivered to the Mezzanine Investors.

“Associate” has the meaning given to such term in Rule 405 promulgated under the Securities Act.

“Bay Harbour Investor” has the meaning assigned to such term in the definition of “Investor Group”.

“BH/RE” means BH/RE, L.L.C., a Nevada limited liability company.

“BH/RE-Starwood Agreement” means the Agreement, made and entered into as of August 9, 2004, by and between Starwood Nevada Holdings, LLC, a Nevada limited liability corporation, Sheraton Operating Corporation, a Delaware Corporation BH/RE, EquityCo, OpBiz and, for certain purposes as described therein, Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation.

“Boulevard Invest” means Boulevard Invest, LLC, a Delaware limited liability company.

“Business” means, collectively, (i) the rental of guest, conference or banquet rooms at the Premises; (ii) the operation of the Casino at the Premises; (iii) the operation of restaurant, bar or banquet services at the Premises; (iv) the rental of commercial, entertainment or retail space to tenants at the Premises; and (iv) the operation of the theater on the Premises.

“Business Day” means any day excluding Saturday, Sunday and any day which shall be in Nevada, Texas or the City of New York a legal holiday or a day on which banking institutions authorized by law or other governmental action to close.

“Capital Expenditures” means all expenditures by the Company or a Subsidiary for the acquisition, leasing (pursuant to a Capital Lease), renovation or repair of assets or additions to equipment (including replacements, capitalized repairs and improvements) which are required to be capitalized under GAAP.

“Capital Lease” means any lease of Property by the Company or a Subsidiary that, in accordance with GAAP, is required to be reflected as a liability on the balance sheet of the Company or such Subsidiary.

“Casino” means the portion of the Premises operated as a casino, including entertainment and music areas, but excluding the Hotel Premises.

“Casualty Event” means the damage, destruction or Taking, as the case may be, of Property, or any part thereof, of the Company or any Subsidiary.

“Closing” means the closing of the transactions contemplated by the Restructuring Documents.

“Closing Date” means November 30, 2006.

“CMBS Documents” means the CMBS Facility, the notes issued thereunder, the security agreements and guaranty agreements executed in connection therewith, all other documents, agreements and certificates executed or delivered in connection therewith or in connection with any other obligations owing to the CMBS Lender from time to time and any refunding, refinancing or replacement thereof to the extent permitted under the CMBS Documents.

“CMBS Facility” has the meaning given such term in the recitals

“CMBS Lender” means Column Financial, Inc., as lender under the CMBS Facility, together with its successors and assigns.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Agent” means Post Advisory Group, L.L.C., as collateral agent under the Pledge Agreement until a successor replaces it in accordance with the provisions of the Collateral Agency Agreement dated as of the date hereof, and each successor thereafter.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning assigned to such term in the first paragraph of this Agreement and any successor or successors thereto.

“Competitor” means (i) any Person that operates, or owns 50% or more of the Equity Interests in, one or more casinos or casino/hotels, (ii) any Person that engages in the management of one or more casinos or casino/hotels as a material portion of its business, or (iii) any Person that directly or indirectly is in control of, is controlled by or under common control with any of the foregoing.

“Condition of the Business” means the financial condition and results of operations of the Business (taken as a whole).

“Consolidated” means, in respect of any Person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for such Person and all of its consolidated Subsidiaries.

“Disposition” means with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer (including as a result of a Taking), contribution or other disposition thereof.

“Earl Investor” has the meaning assigned to such term in the definition of “Investor Group”.

“EBITDA” means, with respect to the Company and its consolidated Subsidiaries for any period, without duplication, (a) the sum of (i) Net Income, (ii) Interest Expense, (iii) federal, state and local income taxes deducted in determining Net Income, and (iv) depreciation and amortization and other non-cash items properly deducted in determining Net Income, in each case on a consolidated basis for the Company and its Subsidiaries for such period, calculated on a consolidated basis in accordance with generally accepted accounting principles, minus (b) non-cash items properly added in determining Net Income for such period (calculated on a consolidated basis in accordance with generally accepted accounting principles).  Any and all payments made to Northwind in cash pursuant to the Energy Services Agreement shall be deemed to be operating expenses of the Company for the purpose of determining EBITDA.

“Energy Premises” means the real property on which the utility plant owned and operated by Northwind is located and the adjoining optional improvement site and OpBiz’s right, title and interest in such utility plant.

“Energy Premises Lease” means that certain lease, dated December 3, 1997, as amended to date, between Northwind and Aladdin Gaming as amended from time to time, and assigned to OpBiz.

“Energy Services Agreement” means that certain Energy Service Agreement dated as of September 24, 1998 by and between Aladdin Gaming and Northwind as amended from time to time, and assigned to by OpBiz.

“Environmental Laws” mean all federal, state and local laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to the business and facilities of the Company or a Subsidiary (in each case whether or not owned by it).  Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., as amended; the Oil Pollution Act, 33 U.S.C. § 2701 et seq., as amended; the Clean Air Act, 42 U.S.C. § 7401 et seq., as amended; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Nevada Hazardous Materials law (NRS Chapter 459); the Nevada Solid Waste/Disposal of Garbage or Sewage law (NRS 444.440 to 444.650, inclusive); the Nevada Water Controls/Pollution law (NRS Chapter 445A); the Nevada Air Pollution law (NRS Chapter 445B); the Nevada Cleanup of Discharged Petroleum law (NRS 590.700 to 590.920, inclusive); the Nevada Control of Asbestos law (NRS 618.750 to 618.850, inclusive); the Nevada Appropriation of Public Waters law (NRS 533.324 to 533.4385, inclusive); and the Nevada Artificial Water Body Development Permit law (NRS 502.390).

“EquityCo” means EquityCo, L.L.C., a Nevada limited liability company.

“Equity Interests” means (i) with respect to the Company, (A) Interests, (B) Preferred Interests, and (C) any warrants, options or other rights entitling the holder thereof to purchase or acquire Interests or Preferred Interests, and (ii) with respect to any other Person, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which together with the Company or any of its Subsidiaries would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including all rules and regulations issued thereunder.

“Excluded Securities” means (a) Interests or options to purchase Interests issued to employees of the Company and its Subsidiaries (other than employees that are affiliated with BH/RE) in an aggregate amount not to exceed 6,000 of the Company’s Class B Units (subject to adjustments for splits, dividends, recapitalizations and similar changes affecting the Class B Units), (b) Interests issued to the Member in accordance with Section 7.1 (Additional Debt) of this Agreement, provided that the number of Warrant Interests to be issued pursuant to the Warrants is adjusted in accordance with Section 2.2(f)(iv) thereof, (c) the options to purchase 3,000 of the Company’s Class B Units (subject to adjustments for splits, dividends, recapitalizations and similar changes affecting the Class B Units) granted to Michael V. Mecca, the CEO of OpBiz, (d) any Warrant Interests issued upon exercise of the Warrants, (e) any Interests, options, warrants or other securities convertible into or exchangeable for Interests that are issued as consideration for an acquisition, or as a replacement of equity incentives existing at the acquired company or as newly granted equity incentive compensation to the employees of the business being acquired, and (f) any Indebtedness under the CMBS Facility, and any Indebtedness incurred in an arms-length transaction with a third-party lender to refinance the outstanding balance of and any accrued interest on the CMBS Facility (including any premiums and reasonable fees and expenses incurred in connection with such refinancing) or any successive refinancings thereof that comply with the restrictions on refinancings set forth in this clause (f) ..

“Expiration Date” shall have the meaning specified in the Warrants.

“Fiscal Quarter” means any of the quarterly accounting periods of the Company, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means the Company’s Fiscal Year for financial accounting purposes, which ends on December 31 of each year.  Any reference in this Agreement to “Fiscal Year” immediately followed by a specific year (e.g., Fiscal Year 2003) means the Fiscal Year ending on December 31 of such year.

“Gaming Approvals” means all applicable gaming licenses, registrations, permits or exemptions or findings of suitability or waivers from the licensing requirements or any other approvals or authorizations required by any Gaming Authority.

“Gaming Authority” means any of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other gaming regulatory body or any agency or any successor which has, or may at any time after the Closing Date have, jurisdiction over the gaming activities of OpBiz or its affiliates or those conducted at the Premises or any successor to such authority.

“Gaming Laws”  means the provisions of the Nevada Gaming Control Act, as amended from time to time, all regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time, the provisions of the Clark County Code, as amended from time to time, and all other laws, statutes, rules, rulings, orders, ordinances, regulations and other Legal Requirements of any Gaming Authority.

“Gaming License” means any license, qualification, franchise, accreditation, approval, registration, permit, finding of suitability or other authorization relating to gaming, the gaming business or the operation of a casino under the Gaming Laws or required by the Gaming Authorities or otherwise necessary for the operation of gaming, the gaming business or a resort casino.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental or judicial, authority, body, agency, bureau or entity (including the Gaming Authorities, any zoning authority, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the

Board of Governors, any central bank or any comparable authority) or any arbitrator with authority to bind the party at law.

“Governing Body” and “Governing Bodies” means any board of directors, board of managers, board of advisors or similar governing or advisory body of the Company and its Subsidiaries.

“Hotel Investor” means any Person (other than the Earl Investor and the Bay Harbour Investor) approved in writing by the Majority Holders to hold Equity Interests, directly or indirectly of the Company and in any event shall include Starwood if Sheraton becomes the Manager.

“Hotel Premises” means the portion of the Premises operated as a hotel, including all rooms and suites, amenities, restaurants, conference centers, meeting, banquet and other public rooms, spa, parking spaces and other facilities of the hotel portion of the Premises, but excluding the Casino.

“Identified Hotel Manager” means any of Sheraton, Hilton Hotels Corporation, Hyatt Corporation, Marriott International Inc. or Loew’s Hotels Holding Corporation (or any Affiliate of any of the foregoing primarily engaged in the management of hotels of at least a like quality to a Sheraton), or any replacement of comparable standing in the hotel management industry that is (i) acceptable to the Majority Holders and (ii) identified on a list delivered to the Mezzanine Investors by the Company no more frequently than once every two years, commencing on August 9, 2006.

“Indebtedness” means, without duplication, with respect to the Company and its Subsidiaries:  (a) all obligations of such Person for borrowed money or for the deferred purchase price of Property or services (other than current accounts payable incurred in the ordinary course of business, and accrued expenses and liabilities incurred in the ordinary course of business), and all obligations evidenced by bonds, debentures, notes, or similar instruments; (b) all obligations and liabilities of any Person secured by any Lien on the Property of the Company or any Subsidiary, with respect to which obligations and liabilities neither the Company nor any of its Consolidated Subsidiaries shall have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Indebtedness only to the extent of the book value of such Property that would be shown on a Consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to Property acquired by the Company or any of its Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Indebtedness only to the extent of the book value of such Property that would be shown on a Consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP;  and (d) all obligations and liabilities under guaranties, indemnities, and for reimbursement in connection with letters of credit and surety bonds; provided, however, that for purposes of this Agreement, Indebtedness shall not include indebtedness incurred in connection with the financing of the utility plant owned and operated by Northwind and located on the Energy Premises.  For the purposes of this Agreement, the Indebtedness of any Person shall include the proportion of Indebtedness of any partnership in which such Person is a general partner or joint venturer with liability for the indebtedness of such Person but only to the extent of such Person’s interest in such general partnership or joint venture.

“Individual Investor” means each of Douglas Teitelbaum, Robert Earl and each of their Transferees.

“Interest Expense” means, with respect to the Company for any period, the aggregate interest expense of the Company and its consolidated Subsidiaries during such period determined on a consolidated basis, and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of indebtedness to the extent included in interest expense and (iii) the portion of any obligations in respect of Capital Leases allocable to interest expense (recognizing that, in any event, no portion of “Debt Service” or “Return on Equity” under the Energy Service Agreement shall be treated as interest expense on Capital Lease obligations, regardless of GAAP, but instead shall be treated as a component of EBITDA as set forth in the definition of EBITDA).

“Interests” means the Company’s membership interests (whether voting or non-voting) as authorized under the Company’s Third Amended and Restated Operating Agreement, dated as of November 30th, 2006, together with any interests issued or issuable with respect thereto (whether by way of an interest dividend or stock split or in exchange for or in replacement of such interests or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization).

“Investor Group” means, collectively, Robert Earl, an individual resident in the State of Florida, or one or more Affiliates of such individual (the “Earl Investor”), Bay Harbour Management, LC,  a Florida company, or an Affiliate thereof (the “Bay Harbour Investor”), and, at the option of the Earl Investor and the Bay Harbour Investor (including for this purpose Douglas P. Teitelbaum), a Hotel Investor or any successor to any of such Persons that the CMBS Lender has approved in writing.

“Issuer Group” means the Company, EquityCo, BH/RE and the owners of their Equity Interests and their equity sponsors.

“Leases” mean collectively, all space leases, occupancy agreements, subleases, licenses, permits, concessions or other agreements or arrangements, whether written or oral, and all agreements for the use or occupancy of all or any portion of the Premises, entered into by the Company or any of its Subsidiaries or by any Person on behalf of the Company or any of its Subsidiaries or assumed by Aladdin Gaming and assigned to the Company or any of its Subsidiaries, together with any and all extensions or renewals thereof, excluding room rentals.

“Leasing Manager” means any leasing manager designated by the Company pursuant to a Leasing Services Agreement and approved in writing by the Majority Holders prior to the retention thereof.

“Leasing Services Agreement” means any contract or agreement pursuant to which any Person other than the Company or an employee of the Company is granted authority to manage the leasing of the Retail Shops or any other portion of the Premises.

“Legal Requirements”  means all laws, ordinances, rules, regulations, codes, statutes, orders, permits, licenses, authorizations, directives and requirements of any Governmental Authority applicable to the Company or any subsidiary, the Mezzanine Investors or the Premises or any portion thereof, including all applicable licenses, building codes, rent stabilization laws, zoning, planning, use and subdivision ordinances, flood disaster, health, safety and environmental laws and regulations, and the Americans with Disabilities Act of 1990, Pub. L. No. 89-670, 104 Stat. 327 (1990), as amended, and all regulations promulgated pursuant thereto.

“Liens” mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, without limitation, (a) a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, or conditional sale or a lease, consignment or bailment for security purposes, or (b) any reservation, exception, encroachment, easement, right-of-way, condition, restriction or other title exception or encumbrance affecting Property.

“Majority Holder” means the holder or holders of at least 50% of the Warrant Interests issuable upon the exercise of all outstanding Warrants.

“Management Agreement” means (a) the Management Contract for Planet Hollywood Hotel and Casino, a Sheraton Hotel, between Sheraton and OpBiz, dated April 23, 2003, together with the modifications thereto set forth in the BH/RE-Starwood Agreement, and any other amendment or modification thereto made in accordance with the terms of such agreement or (b) any other management agreement entered into in substitution, amendment or modification of the foregoing which has been approved in writing by the Majority Holders hereof prior to the effectiveness thereof.

“Management Pool” means options to purchase up to 6,000 Class B Units of the Company (subject to adjustments for splits, dividends, recapitalizations and similar changes affecting the Class B Units) to employees or management (other than Michael V. Mecca) of the Company and its Subsidiaries.

“Manager” means (a) any Identified Hotel Manager or any other Person approved in writing by the Majority Holders or (b) any replacement manager designated by the Company and approved in writing by the Majority Holders prior to the retention thereof; provided, that the consent of the Majority Holders shall not be required in the event that the Company replaces any Manager with an Identified Hotel Manager.

“Material Adverse Effect” means an event has occurred or condition exists that has or would reasonably be expected to have a material adverse effect on the (i) Condition of the Business, (ii) gaming business (taken as a whole) conducted by casinos located on the portion of Las Vegas Boulevard in Clark County, Nevada bounded by Blue Diamond Road at the south end and Oakey Boulevard at the north end, or (iii) on the validity or enforceability of this Agreement, the Warrants, the other Restructuring Documents or the rights or remedies of the Mezzanine Investors hereunder or thereunder; provided, that the material adverse effect was not the direct or indirect result of any action or inaction of the Company or any Subsidiary or Affiliate of the Company taken at the written request of any of the Mezzanine Investors.

“Material Operating Agreements” means (a)  the Management Agreement (if any), the Leasing Services Agreement (if any), the Energy Premises Lease, the Energy Service Agreement, the Parking Agreement, the REA, the Planet Hollywood License Agreement and any casino operating agreement entered into in accordance with this Agreement) and any contracts or agreements entered into in replacement thereof or substitution therefor, and (b) any other Operating Agreements entered into after the Closing Date by the Company or any Manager or any other Person on their behalf with respect to the Premises or other Property, which (i) has a noncancellable term which exceeds one (1) year in length and requires in excess of an aggregate of $1,500,000 per annum in payments by or on behalf of the Company or any Manager or (ii) requires in excess of an aggregate of $1,500,000 per annum in payments by or on behalf of the Company or any Manager regardless of the term of such Operating Agreement; provided, that contracts or agreements entered into in respect of events or performances at the theater on the Premises will be excluded from Material Operating Agreements so long as any such contracts or agreements (x) are entered into by the Company or any Manager with a headline performing artist of international repute and standing and the average ticket price for any such performance or event shall be at least $100 per ticket or (y)  have a term or duration of less than sixty (60) days and are entered into by the Company or any Manager with a Person who is not covered by clause (x) above.

“Member” shall have the meaning in the recitals hereto.

“Mezzanine Investors” shall have the meaning in the recitals hereto.

“Net Income” means with respect to the Company for any period, the consolidated net income (or net loss) of the Company and its Subsidiaries for such period but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with GAAP.

“Northwind” means Northwind Aladdin, LLC, a Nevada limited liability company.

“OpBiz” means OpBiz, L.L.C., a Nevada limited liability company.

“Operating Agreements” mean, collectively, all agreements entered into by the Company, any Subsidiary thereof or by any other Person on behalf of the Company or any Subsidiary thereof or assumed by the Company or any Subsidiary thereof, relating to the ownership, operation or maintenance of the Premises or any other Property.

“Organizational Documents” means, (a) for any corporation, the Articles of Incorporation and by-laws of such and all amendments thereto, (b) for any partnership, collectively, the general or limited partnership agreement, as the case may be, with all amendments thereto, together with if appropriate, a certificate of limited partnership and all amendments thereto, and (c) for any limited liability company, the operating agreement and any other similar agreements governing the organization of the limited liability company and the management of its business and affairs, and all amendments thereto.

“Parking Agreement” means that certain Common Parking Area Use Agreement, dated as of February 26, 1998, by and between Aladdin Gaming and Boulevard Invest, as amended and modified from time to time and as assumed by Aladdin Gaming and as assumed by OpBiz.

“Permits” means all licenses, permits, franchises, authorizations, certificates, approvals and consents, including, without limitation, all certificates of occupancy, all environmental, liquor, health and safety licenses of all Governmental Authorities which are material to the conduct of the Business and the ownership, use, occupation and operation of the Premises.

“Permitted Indebtedness” means (a) Indebtedness incurred in connection with the CMBS Facility and any Indebtedness incurred in refinancings of the outstanding principal amount of the CMBS Facility (together with any accrued interest, premiums, and any reasonable fees and expenses incurred therewith); provided that in no event shall principal amount thereof exceed $820 million less the amount of any repayments of principal and any permanent reductions in the commitments, and (b) Indebtedness incurred in connection with the financing of the utility plant owned and operated by Northwind and located on the Energy Premises.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, Governmental Authority, or any other entity.

“Plan” means any pension plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company or an ERISA Affiliate and each such plan for the five-year period immediately following the latest date on which the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Planet Hollywood License Agreement” means the Amended and Restated Planet Hollywood Hotel& Casino Licensing Agreement dated as of August 9, 2004 entered into by and among Planet Hollywood International, Inc., Planet Hollywood Memorabilia, Inc. and OpBiz.

“Pledge Agreement” means the Pledge Agreement in the form attached hereto as Exhibit C entered into by and between the Collateral Agent and EquityCo and acknowledged by the Company.

“Preferred Interests” means all Equity Interests (whether voting or non-voting) of any class or classes (however designated) that have a preferential right to share in the Company’s dividends or liquidating distributions, together with any interests issued or issuable with respect thereto (whether by way of a interest dividend or interest split or in exchange for or in replacement of such interests or otherwise in connection with a combination of interests, recapitalization, merger, consolidation or other corporate reorganization).

“Premises”  means the premises presently known as Aladdin Hotel and Casino and related complexes located at Las Vegas Boulevard and Harmon Avenue in Clark County, Nevada, as described in Exhibit D attached hereto, which Premises include, without limitation, the Hotel Premises, the Retail Shops, the Casino, and the Energy Premises.

“Property” means any right or interest in or to property of any kind whatsoever of the Company or any Subsidiary, whether real, personal or mixed and whether tangible or intangible, including, without limitation, the Premises and Equity Interests held by the Company or any Subsidiary.

“Qualified Public Offering” shall mean an underwritten public offering on a firm commitment basis lead managed by a nationally recognized investment banking organization or organizations pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Interests or voting common equity securities of the Company or any successor thereto (A) with respect to which the issuer of such securities receives aggregate net proceeds attributable to sales for the account of the Company (after deduction of underwriting discounts and commissions) of not less than $50 million, (B) with respect to which the gross equity value of the issuer of such securities, valued at the initial public offering price, is at least $200 million and (C) with respect to which such Interests are listed for trading on the New York Stock Exchange or quoted on The NASDAQ Stock Market, Inc.

“REA” means  that certain Construction, Operation and Reciprocal Easement Agreement dated as of February 26, 1998 among Aladdin Gaming, Boulevard Invest (as successor in interest to Aladdin Bazaar) and Aladdin Music Holdings, LLC, as amended by that certain (i) Amendment and Ratification of Construction, Operation and Reciprocal Easement Agreement dated as of November 20, 2000 between Aladdin Gaming and Boulevard Invest (as successor in interest to Aladdin Bazaar) which was recorded in the Official Records of Clark County in Book 20001120, Document No.:  00858 and (ii) Second Amendment of Construction, Operation and Reciprocal Easement Agreement between Aladdin and Boulevard Invest (as successor in interest to Aladdin Bazaar) which was recorded in the Official Records of Clark County in Book 20030331, Document No.:  04875 on March 31, 2003, as further amended, modified or supplemented from time to time.

“Required Investors” has the meaning set forth in Section 3.3(e) herein.

“Restructuring Agreement”  means the Restructuring Agreement entered into on the date hereof by and among the Company, EquityCo, the “Purchasers” named therein and the “Warrantholders” named therein.

“Restructuring Documents” has the meaning given such term in the Restructuring Agreement.

“Retail Shops” means collectively, the portion of the Hotel Premises or Casino where retail shops are located.

“Securities” means, at any time, (i) Interests, (ii) Preferred Interests,  (iii) the Warrants, and (iv) any other equity securities now or hereafter issued by the Company, together with any options thereon and any other interests issued or issuable with respect thereto (whether by way of a interests dividend, interests split or in exchange for or upon conversion of such interests or otherwise in connection with a combination of interests, recapitalization, merger, consolidation or other corporate reorganization).  At all times, the number of Securities deemed issued and outstanding or held or to be voted by any Securityholder shall be calculated in accordance with Section 1.2.

“Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Securityholder” shall have the meaning in the recitals hereto.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to each direct or indirect Subsidiary or Subsidiaries of the Company.

“Taking” (and its correlative meanings) means any temporary or permanent taking by any Governmental Authority of the Premises or any portion thereof through eminent domain, condemnation or other proceedings or by any settlement or compromise of such proceedings, or any voluntary conveyance of such property or any portion thereof during the pendency of any such proceedings.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing.

“Transfer” means any direct or indirect transfer, donation, sale, exchange, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security or of any rights.  “Transferred” means the accomplishment of a Transfer, and “Transferee” means the recipient of a Transfer.

“Warrants” shall have the meaning in the recitals hereto.

“Warrant Interests” shall have the meaning assigned to such term in the Warrants.

Section 1.4  Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with GAAP.  All financial tests relating to the Company shall be calculated with respect to the Company.  If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the Company’s financial condition and results of operations shall be the same after such changes as if such changes had not been made.

ARTICLE II — REPRESENTATIONS AND WARRANTIES

Section 2.1  Representations of the Securityholders, the Individual Investors and BH/RE.  Each of the Securityholders, the Individual Investors and BH/RE, individually and not jointly, hereby represents, warrants and covenants to the Company and the other Securityholders as follows: (a) such Person has full company power and authority (in the case of a Person that is a limited liability company, corporation or similar corporate entity), or capacity (in the case of a Person who is an individual) to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of such Person enforceable against such Person in accordance with its terms; (c) the execution, delivery and performance by such Person of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Person, or require such Person to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made (other than approvals or consents of Gaming Authorities); and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Person is a party or by which the property of such Person is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Person; and (d) each of the Member and BH/RE is a partnership for federal income tax purposes.

Section 2.2  Representations of the Company.  The Company hereby represents, warrants and covenants to the Securityholders as follows: (a) it has full limited liability company power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made (other than approvals or consents of Gaming Authorities); and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Person is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.

ARTICLE III - RESTRICTIONS ON TRANSFER; CO-SALE; DRAG ALONG

Except as otherwise expressly stated herein, the provisions of this Article III shall terminate immediately upon the closing of a Qualified Public Offering.

Section 3.1  Restrictions on Transfer.  Each Securityholder agrees that it will not Transfer all or any portion of the Securities, except:

(a)           Transfers by any Mezzanine Investor to any Person other than a Competitor made in compliance with the Gaming Laws and any requirements and restrictions imposed by the Gaming Authorities; provided, however, that the Transferee shall have entered into a Joinder Agreement providing that all Securities so Transferred shall continue to be subject to all provisions of this Agreement as if such Securities were held by such Mezzanine Investor and for all purposes hereunder such Transferee shall be a “Mezzanine Investor”; and
(b)           Transfers by any Non-Mezz Investor to any Person other than a Competitor made in compliance with the Gaming Laws and any requirements and restrictions imposed by the Gaming Authorities and Section 3.2 hereof; provided, however, that the Transferee in each case shall have entered into a Joinder Agreement providing that all Securities so Transferred shall continue to be subject to all provisions of this Agreement as if such Securities were held by such Non-Mezz Investor and for all purposes hereunder such Transferree shall be a “Non-Mezz Investor”;
(c)           Transfers by a Securityholder pursuant to Section 3.3 hereof made in accordance with the specific procedures set forth therein; and
(d)           Transfers required by Gaming Authorities.

Section 3.2  Co-Sale Option of Mezzanine Investors.  In the event a Non-Mezz Investor described in Section 3.1(b) above ( a “Transferring Investor”) proposes to Transfer all or any portion of its Securities to any Person (the “Offeror”) in response to a bona fide offer (a “Transaction Offer”), such Transferring Investor may do so only pursuant to and in accordance with the following provisions of this Section 3.2 and after receipt of all necessary Gaming Approvals:

(a)           Each Mezzanine Investor (a “Co-Selling Investor”) shall have the right (the “Co-Sale Option”) to participate in the Transaction Offer with respect to any Securities subject thereto by giving written notice (the “Acceptance Notice”) to the Transferring Investor within ten (10) Business Days of receipt of a notice (the “Co-Sale Offer Notice”) specifying the terms of the Transaction Offer.  Each Acceptance Notice shall indicate the maximum number and type of Securities such Co-Selling Investor wishes to sell including the number and type of Securities it would sell if one or more other Co-Selling Investor do not elect to participate in the sale on the terms and conditions stated in the Co-Sale Offer Notice.
(b)          Each Co-Selling Investor shall have the right to sell a portion of its Securities pursuant to the Transaction Offer which is equal to or less than the product obtained by multiplying the total number of Securities subject to the Transaction Offer and available for sale to the Offeror by a fraction, the numerator of which is the total number of Securities owned by such Co-Selling Investor on the date of the Co-Sale Offer Notice on an as exercised basis and the denominator of which is the total number of Securities then held by all Co-Selling Investors and the Transferring Investor on the date of the Co-Sale Offer Notice (also on an as exercised basis).  To the extent one or more Co-Selling Investors elects not to sell, or fails to exercise its rights to sell the full amount of such Securities which they are entitled to sell pursuant to this Section 3.2, the right of the Co-Selling Investors who have elected to sell Securities shall be increased proportionately based on their relative holdings and such other Co-Selling Investors shall have an additional three (3) Business Days from the date upon which they are notified of such election or failure to exercise in which to increase the number of Securities to be sold by them hereunder.

(c)           Within ten (10) calendar days after the date by which the Co-Selling Investors were first required to notify the Transferring Investor of their intent to participate, the Transferring Investor shall notify each participating Co-Selling Investor of the number of Securities held by such Co-Selling Investor that will be included in the sale and the date on which the Transaction Offer will be consummated, which shall be no later than the later of (i) sixty (60) calendar days after the date by which the Co-Selling Investors were required to notify the Transferring Investor of their intent to participate and (ii) the satisfaction of any approval or filing requirements of any Governmental Authority, if any.
(d)          Each participating Co-Selling Investor may effect its or his participation in any Transaction Offer hereunder by delivery to the Offeror, or to the Transferring Investor for delivery to the Offeror, of one or more instruments or certificates, properly endorsed for Transfer, representing the Securities it elects to sell therein.  The Co-Selling Investors shall make customary representations and warranties and provide customary indemnities in connection therewith.  The Co-Selling Investors further agree that (i) the liability of any Mezzanine Investor with respect to any representation or warranty made by such Mezzanine Investor in connection with any sale pursuant to this Section 3.2 shall be several and not joint with any other Person, and shall be limited to each such Mezzanine Investor’s net proceeds from such sale.  Each Co-Selling Investor shall execute and deliver such instruments of conveyance and Transfer and take such other action, and execute any related documents as the Transferring Investor or Offeror may reasonably require in order to carry out the terms and provisions of this Section 3.2.  In connection with any Transfer subject to this Section 3.2, (i) each Co-Selling Investor shall be fully responsible for (x) its own legal fees, (y) its pro rata share (calculated in accordance with Section 3.2(b)) of any applicable placement or brokerage fees, if any and (z) its pro rata share (calculated in accordance with Section 3.2(b)) of any expenses incurred by the Transferring Investor for the benefit of all participating Securityholders, and (ii) the Transferring Investor shall bear its own expenses.  At the time of consummation of the Transaction Offer, the Offeror shall remit directly to each relevant Co-Selling Investor that portion of the sale proceeds to which the relevant Co-Selling Investor is entitled by reason of its participation therein (less any adjustments due to the conversion of any convertible securities or the exercise of any exercisable securities and any required tax withholding).  No Securities may be purchased by the Offeror from the Transferring Investor unless the Offeror simultaneously purchases from the participating Co-Selling Investors all of the Securities that they have elected to sell pursuant to this Section 3.2.
(e)           Any Securities held by a Transferring Investor which are the subject of the Transaction Offer that the Transferring Investor desires to sell following compliance with this Section 3.2 may be sold to the Offeror only during the period specified in Section 3.2(c) and only on terms no more favorable to the Transferring Investor than those contained in the Co-Sale Offer Notice.  Promptly after such sale, the Transferring Investor shall notify the Co-Selling Investors of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Co-Selling Investors.  The Offeror shall take such Securities subject to the provisions of this Article III.  In the event that the Transaction Offer is not consummated within the period required by this Section 3.2 or the Offeror fails timely to remit to each participating Mezzanine Investor its portion of the sale proceeds, the Transaction Offer shall be deemed to lapse, and any Transfers of Securities pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Transferring Investor once again complies with the provisions of this Section 3.2 hereof with respect to such Transaction Offer.
(f)            If (i) any Individual Investor proposes to Transfer all or a portion of its Equity Interests in BH/RE that, when taken together with all previous Transfers of Equity Interests by such Individual Investor (except for any transactions specifically excluded by this second to last sentence of this Section 3.2(f)) would equal an aggregate amount of Equity Interests equal to or greater than 5% of all such Investor’s Equity Interests in BH/RE held as of the date hereof, then the Individual Investor shall (subject to any required consents or approvals of Gaming Authorities) offer to exchange the Securities held by each Mezzanine Investor for Equity Interests in BH/RE of the kind proposed to be Transferred in such sale at their respective fair market values as agreed to by the Individual Investors and the Majority Holders or (ii) BH/RE proposes to Transfer all or a portion of its Equity Interests in any Member (either (i) or (ii) of this Section 3.2(f) a “Parent Sale”), then BH/RE or such Member, as applicable, shall (subject to any required consents or approvals of Gaming Authorities) offer to exchange the Securities held by each Mezzanine Investor for Equity Interests in BH/RE or such Member, as applicable, of the kind proposed to be Transferred in such Parent Sale at their respective fair market values as agreed to by the Individual Investors and the Majority Holders.  If the Individual Investors and the Majority Holders are unable to agree either valuation, then the Individual Investors and the Majority Holders shall select an Appraiser to determine any disputed valuation, the cost of which shall be borne equally by the Majority Holders and Company.  Mezzanine Investors who exchange their Securities for Equity Interests in BH/RE or the Member shall be entitled to participate in such Parent Sale in accordance with the other terms of this Section 3.2 as if such terms were applicable to such Parent Sale, and BH/RE and the Member agree to cooperate with the Mezzanine Investors, in good faith, to achieve this result.  The provisions of this Section 3.2(f) shall not apply to Transfers by any Individual Investor (y) to the spouse, children or siblings of such Individual Investor or to a trust or family limited partnership for the benefit of any of them, or (z) upon the death of any Individual Investor to such Individual Investor’s heirs, executors or administrators or to a trust under such Individual Investor’s will, or Transfers between such Individual Investor and such Individual Investor’s guardian or conservator, provided that in each case the Transferee shall have entered into a Joinder Agreement in substantially the form attached hereto as Exhibit B providing that all Securities so Transferred shall continue to be subject to all provisions of this Agreement as if such Securities were still held by such Individual Investor, except that no further Transfer shall thereafter be permitted hereunder except in compliance with this Sections 3.2(f).  Notwithstanding anything to the contrary in this Agreement or any failure by a Transferee under this Section 3.2(f) to execute a Joinder Agreement, such Transferee shall take any Securities so Transferred subject to all provisions of this Agreement as if such Securities were still held by the Individual Investor making such Transfer, whether or not they so agree in writing.  The parties hereto (including without limitation BH/RE and the Individual Investors) agree that in the event of any exchange of Securities held by a Mezzanine Investor for Equity Interests in the Member or BH/RE pursuant to this Section 3.2(f), all steps will be taken that may be necessary or advisable to ensure that such exchange qualifies under Section 721 of the Code as a tax-free contribution of property to a partnership in exchange for an interest in the partnership. The parties hereto (including, without limitation, BH/RE and the Individual Investors) further agree to treat and report any such exchange for all purposes (including accounting and tax purposes) in conformity with the preceding sentence.

Section 3.3  Drag-Along Obligations.

(a)           If the Required Investors (as defined in Section 3.3(e) below) (the “Selling Securityholders”) determine to sell or otherwise dispose of all or substantially all of the assets of the Company or all or substantially all of the Equity Interests of the Company to any Person not Affiliated with either of the Company or any of the Securityholders (the “Buyer”), or to cause the Company to merge with or into or consolidate with any Buyer, in a bona fide arm’s length transaction (an “Approved Sale”), each Securityholder, subject to the provisions of this Section 3.3, shall be obligated to and shall upon the written request of the Selling Securityholders (and subject to the receipt of all required Gaming Approvals:  (i) sell, Transfer and deliver, or cause to be sold, Transferred and delivered, to the Buyer, his, her or its pro rata portion of Securities on substantially the same terms applicable to the Selling Securityholders (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities); and (ii) execute and deliver such instruments of conveyance and Transfer and take such other action, including exercising any voting rights in favor of any Approved Sale proposed by the Selling Securityholders (including by delivering any irrevocable written proxy authorizing the Selling Securityholders or their authorized representatives to vote in favor or such Approved Sale) and executing any purchase agreements, merger agreements, escrow agreements or related documents, as the Selling Securityholders may reasonably require in order to carry out the terms and provisions of this Section 3.3; provided further that each Mezzanine Investor shall be required to make any representations or warranties and to provide any customary indemnities in connection therewith severally, but not jointly, with the Selling Securityholders.  The Selling Securityholders shall pay all reasonable out-of-pocket costs and expenses incurred by the Mezzanine Investors in connection with the provisions of this Section 3.3 (including the reasonable fees and expenses of one independent counsel for the Mezzanine Investors as a group, selected by the Majority Holders).  The Mezzanine Investors shall bear on their pro rata share (calculated in accordance with Section 3.2(b)) of any expenses incurred by the Selling Securityholders for the benefit of all Selling Securityholders.

(b)           Not less than thirty (30) days prior to the date proposed for the closing of any Approved Sale, the Selling Securityholders shall give written notice to each other Securityholder, setting forth in reasonable detail the name or names of the Buyer, the terms and conditions of the Approved Sale, including the purchase price, and the proposed closing date.

(c)           The obligations of each Securityholder set forth in this Section 3.3 are subject to condition that, upon consummation of the Approved Sale, each Securityholder receives the same form and per unit amount of consideration, or if any Securityholder is given an option as to the form and per unit amount of consideration, such option is made available to all Securityholders.

(d)           The Selling Securityholders further agree that (i) the liability of any Mezzanine Investor with respect to any representation or warranty made by such Mezzanine Investor in connection with any Approved Sale shall be several and not joint with any other Person, and shall be limited to each such Mezzanine Investor’s net proceeds from the Approved Sale, (ii) the Mezzanine Investors shall not be required to consummate any Approved Sale unless the Mezzanine Investors are provided with (or entitled to rely on) an opinion of counsel to the effect that the Approved Sale is not in violation of any Applicable Law (including Gaming

Laws), or in the alternative, such Mezzanine Investors shall be indemnified by the Buyer (or the Selling Securityholders) for any violation thereof and (iii) no Mezzanine Investor shall be required to agree to any covenant not to compete or covenant not to solicit customers, employees or suppliers of the Buyer or any Affiliate thereof.

(e)           The “Required Investors” means any Securityholder (or group of Securityholders) who at the time hold at least 75% of the aggregate Interests of the Company then outstanding (without regard to Section 1.2) (the “Threshold Amount”); provided that to the extent Warrant Interests are issued upon the exercise of Warrants originally issued as an adjustment or increase under Section 2.2 of the Warrants, the Threshold Amount shall be reduced by a percentage corresponding to the percentage increase of the aggregate holdings of the Securityholders resulting from the issuance of such Warrant Interests.

Section 3.4  Contemporaneous Transfers.  If two or more Securityholders  propose concurrent Transfers which are subject to this Article III, then the relevant provisions of Sections 3.2 and Section 3.3 shall apply to each such proposed Transfer.

Section 3.5  Assignment.  Each Securityholder shall have the right to assign its rights to any Transferees of its Securities in a Transfer made in compliance with this Article III, and any such Transferree shall be deemed within the definition of a “Mezzanine Investor” or “Non-Mezzanine Investor”, as the case may be, for all purposes of this Article III.

Section 3.6  Gaming Restrictions.  Notwithstanding anything to the contrary in this Article III, no Securityholder shall be permitted to Transfer any Securities, except upon the receipt of all required Gaming Approvals in accordance with all applicable Gaming Laws and any requirements or restrictions imposed by the applicable Gaming Authorities.

Section 3.7  Prohibited Transfers.  If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company and the other parties hereto shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any Transferee as one of its members for any purpose.

Section 3.8  Replacement of Unsuitable Securityholder.  If any Gaming Authority requires that a Securityholder be licensed, qualified or found suitable under any applicable Gaming Law, and such Securityholder:

(a)           fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by such Gaming Authority; or

(b)           is denied such license or qualification or not found suitable; then such Securityholder shall have 60 days in which to sell all Securities then held by such Securityholder and that are required by such Gaming Authority to be sold to a Person reasonably acceptable to such Gaming Authority.  If such Securityholder does not effect such a sale within such 60 day period, the Company shall then have the right, if required by the Gaming Authority:

(1)                    to require each such Securityholder to transfer its Securities to a transferee designated by the Company and acceptable to the Gaming Authority (including to any other Securityholder, any member of the Investor Group or an Affiliate of any member of the Investor Group), within such time period after the occurrence of the event described in clause (a) or (b) above as may be required or approved by the Gaming Authority, or
(2)                    to redeem the Securities then held by the Securityholder.

In the event the Company exercises its right to designate a transferee pursuant to clause (1) above or to redeem the Securities pursuant to clause (2) above, the minimum purchase price or redemption price (as applicable) shall be, (a) with respect to any Warrants and Warrant Interests then held by such Securityholder, an amount equal to the Redemption Price or the outstanding principal and accrued but unpaid interest on any Put Notes (as such terms are defined in the Warrant) (determined as of the date such Securityholder was required to dispose of its securities pursuant to clause (a) or (b) above), and (b) with respect to any other Securities, the fair market value of such Securities as determined by the Governing Body and the Majority Holders.  All consideration payable pursuant to this Section 3.8 shall be paid in one installment in immediately available funds.

Immediately upon a determination by a Gaming Authority that a Securityholder will not be licensed, qualified or found suitable and must dispose of its Securities, such Securityholder will, to the extent required by applicable Gaming Laws, have no further right:

to (i) exercise directly, or through any proxy, trustee or nominee any voting right conferred by the member’s interest in the Company, (ii) participate in the management of the Company, (iii) receive any remuneration (other than, in respect of the Warrants, the Redemption Price or the outstanding principal and accrued but unpaid interest on any Put Notes) in any form from the Company holding a Gaming License for services rendered or otherwise; or (iv) receive any interest, dividend, economic interests or any other distribution of any kind or payment with respect to the Securities from the Company, including upon dissolution, except the redemption prices referred to in clause (2) above.

The applicable Securityholder shall notify the Company in writing of any transfer or redemption pursuant to this Section 3.8 as soon as practicable.  Any Securityholder that is required to apply for a license, qualification or a finding of suitability shall be responsible for all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the Gaming Authority.

Section 3.9  Special Purpose Entity.  The Company is, as of the date hereof, a single-member SPE (as defined in the CMBS Documents), and the admission of any new member to the Company will cause it to violate those provisions of the CMBS Documents that require certain multi-member limited liability companies to have at least one member that is a SPE. Therefore, as promptly as practicable after the date hereof, EquityCo, as sole member of the Company, shall contribute a one percent interest in the Company to a wholly-owned SPE limited liability company formed for the sole purpose of holding such interest, in order to satisfy the requirement that the Company remain a SPE upon the issuance of membership interests to the holders of Warrants. It is understood and agreed that EquityCo will (i) obtain all required Gaming Approvals in connection with the admission of such new SPE subsidiary to the Company prior to such admission, and (ii) pledge the equity interest in such new SPE subsidiary to the Collateral Agent for the benefit of the Mezzanine Investors.  In addition, the Securityholders agree that all provisions of the Restructuring Documents, including this Agreement and the Pledge Agreement, are hereby waived solely to the extent necessary to allow EquityCo and the Company to carry out the express provisions of this Section 3.9.

Section 3.10  Gaming Authorities and Gaming Approval.  Gaming Authority approval is required prior to the issuance of the Warrants described herein and the granting of the pledge described in the Pledge Agreement.  It is understood and agreed that:

(a)           promptly and in any event within 30 days following the Closing Date, EquityCo and the Company agrees to make all filings necessary to obtain all approvals (collectively the “Approvals”) required under applicable Gaming Laws for (i) the pledge by EquityCo to the Collateral Agent for itself and for the benefit of the Mezzanine Investors of its Equity Interests in the Company, (ii) issuance of the Warrants to the Mezzanine Investors, and (iii) any other restrictions on the issuance or transfer of or agreements not to encumber the Equity Interests in the Company, and, in each case, to use its continuous, diligent and commercially reasonable best efforts to obtain such approvals.

(b)           the Company shall obtain all Approvals within 180 days following the filing of all applications therefor in accordance with the preceding clause (a).  Such 180-day period shall be extended by any delay attributable to Collateral Agent’s or any Mezzanine Investor’s failure to cooperate with the Gaming Authorities as required by clause (d) below, and the Company shall not have any obligation to obtain the Approvals with respect to any Mezzanine Investor in the event the Approvals are denied solely by reason of a determination by the Gaming Authorities that such Mezzanine Investor or the Collateral Agent is unsuitable.  Pending the receipt of the Approvals, (i) no Lien shall have been created in such Equity Interests under applicable Gaming Laws, (ii) and the certificates evidencing such Equity Interests shall remain in the possession of EquityCo in the State of Nevada, (iii) the Original Warrants shall remain in the possession of the Mezzanine Investors, and (iv) the Warrants shall not be issued to the Mezzanine Investors.

(c)           promptly upon obtaining all of the Approvals, the Company shall (i) cause the delivery of all certificates with respect to the pledged Equity Interests of the Company to the Collateral Agent or its designated custodial agent in the State of Nevada (pursuant to a custodian or collateral agency agreement acceptable to the Mezzanine Investors and in compliance with Nevada law), and the Collateral Agent shall thereafter maintain such certificates in the State of Nevada and keep them available for inspection by agents or employees of the Gaming Authorities promptly upon request during normal business hours, and (ii) cause the delivery of the Warrants to the Mezzanine Investors.

(d)           each of the Collateral Agent and the Mezzanine Investors agree (i) not to exercise any of their Original Warrants prior to May 29, 2007, unless Gaming Approval is received for the establishment of an SPE in accordance with Section 3.9, and (ii) to cooperate with the Gaming Authorities as necessary in connection with obtaining the Approvals  including the provision of such documents or other information as may be requested by the Gaming Authorities relating to the Warrants or the other Restructuring Documents in connection with the request for the Approvals.

ARTICLE IV - RIGHTS TO PURCHASE

Notwithstanding anything herein to the contrary, the following provisions of this Article IV shall terminate immediately prior to the closing of a Qualified Public Offering and shall not apply with respect to any Qualified Public Offering.

Section 4.1  Right to Participate in Certain Sales of Additional Securities and Indebtedness.  If at any time the Company or any of its Subsidiaries intends to issue any (i) Equity Interests, (ii) securities convertible into or exchangeable for Equity Interests, (iii) options, warrants or rights carrying any rights to purchase Equity Interests, (iv) any Indebtedness, or (v) any other securities, evidences of indebtedness or other Property of the Company or any of its Subsidiaries issued in exchange of a capital contribution (in whatever form) other than Excluded Securities (collectively, the “Offered Securities”), it shall submit a written offer to each Mezzanine Investor (collectively, the “Offerees”), identifying the terms of the proposed issuance and sale (including price, number or aggregate principal amount of the Offered Securities and all other material terms), to purchase its Pro Rata Allotment (as hereinafter defined) of the Offered Securities (subject to increase for over-subscription if some Offerees do not fully exercise their rights) on terms and conditions, including price, not less favorable to the Offerees than those on which the Company proposes to sell the Offered Securities to a third party or parties; provided, however, that such Offeree agrees to purchase the Offered Securities and any other securities to be purchased in tandem therewith by the prospective purchaser.  The Company’s obligation to complete any such issuance or sale is subject to the receipt of all necessary Gaming Approvals.  Each Offeree’s “Pro Rata Allotment” of  the Offered Securities shall be based on the ratio (as determined in accordance with Section 1.2 hereof) which the Securities then owned by it bears to all of the then issued and outstanding Securities as of the date of such written offer.  The Company’s offer pursuant to this Section 4.1 shall remain open and irrevocable for a period of ten (10) Business Days, and the recipients of such offer shall elect to purchase by giving written notice thereof to the Company within such 10-day period, including therein the maximum amount of Offered Securities of the Company which the Offeree would purchase if other Offerees do not elect to purchase, with the rights of electing Offerees to purchase such additional Offered Securities to be based upon the relative holdings of Securities of the electing Offerees in the case of over-subscription.  Any Offered Securities which are not purchased pursuant to such offer plus, at the Company’s election, an equivalent number of securities so purchased by the Offerees may be sold by the Company, but only on the terms and conditions set forth in the initial offer, at any time within ninety (90) days following the termination of the above-referenced 10-day period or any longer period of time as may be required by any Gaming Authorities but may not be sold to any other Person or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 90-day period or such longer period as may be required by any Gaming Authorities without renewed compliance with this Section 4.1.

Section 4.2  Assignment of Rights.  The rights of each Offeree set forth in this Article IV are transferable to any Transferee of Securities held by any Mezzanine Investor that would also be an eligible Transferee under Section 3.1(a), to any Affiliate of any Mezzanine Investor

that would also be an eligible Transferee under Section 3.1(a) and to any other Mezzanine Investor.  Upon such Transfer and execution of a Joinder Agreement, such Transferee shall be deemed a “Mezzanine Investor” for all purposes of Sections 4.1 and 4.2.

ARTICLE V - REGISTRATION RIGHTS

Notwithstanding anything herein to the contrary, the following provisions shall continue to be in effect until this Agreement is otherwise terminated.

Section 5.1  Piggyback Registration Rights.  If at any time or times on or after the date that is 180 days following the completion of a Qualified Public Offering, the Company shall determine to register any Equity Interests or securities convertible into or exchangeable or exercisable for Equity Interests under the Securities Act (whether in connection with a public offering of securities by the Company (a “primary offering”), a public offering of securities by members (a “secondary offering”), or both, but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), the Company will promptly give written notice thereof to the Mezzanine Investors.  In connection with any such registration, if within thirty (30) days after their receipt of such notice (or ten (10) days in the case of a proposed registration on Form S-3) any Mezzanine Investor requests in writing the inclusion in such registration of some or all of the Registrable Interests (as hereinafter defined) owned by such Mezzanine Investor, or into which any units held by such Mezzanine Investor are convertible or exchangeable, the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Interests which such Mezzanine Investor so requests; provided, however, that if at any time after giving written notice of its intention to register any Registrable Interests and prior to the effective date of the registration statement in connection with such registration, the Company shall determine in good faith, for any reason not to register such Registrable Interests, the Company shall give written notice to the Mezzanine Investors and, thereupon, shall be relieved of its obligation to register any such Registrable Interests in connection with such registration; provided, further, that in the case of an underwritten public offering, if the managing or lead underwriter(s) determine that a limitation on the number of units to be underwritten is required, such underwriter(s) may limit the number of Registrable Interests to be included in the registration and underwriting to an amount that, in the judgment of the underwriter, would not materially affect the term of the offering (including, without limitation the price at which such securities can be sold to the public or the market for the Company’s securities).  The Company shall advise all Mezzanine Investors promptly after such determination by the managing or lead underwriter(s), and the number of Registrable Interests that may be included in the registration and underwriting shall be allocated among all Mezzanine Investors requesting registration in proportion, as nearly as practicable, to their respective holdings of Registrable Interests; provided that all Persons participating in the offering (other than the Company) shall be “cut back” on a pro rata basis.  The Company may select the underwriters for any underwritten offering in its sole discretion.  All reasonable out-of-pocket expenses incurred by the Mezzanine Investors in connection with the provisions of this Section 5.1 (including the reasonable fees and expenses of one independent counsel for the Mezzanine Investors as a group, selected by the Majority Holders) shall be borne by the Company, except that the Mezzanine Investors shall bear underwriting and selling commissions and Transfer taxes attributable to the sale of their Registrable Interests.

Section 5.2  Parent Registrations.  If (i) BH/RE proposes to register any of its Equity Interests or securities convertible into or exchangeable or exercisable for its Equity Interests, or (ii) the Member proposes to register any of its Equity Interests or securities convertible into or exchangeable or exercisable for its Equity Interests, in each case under the Securities Act (whether in connection with a public offering of securities by BH/RE or the Member, a public offering of securities by members, or both, but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable) (each a “Parent Registration”), BH/RE or the Member, as applicable, will promptly give written notice thereof to the Mezzanine Investors and offer to exchange the Securities held by each Mezzanine Investor for Equity Interests in BH/RE or the Member, as applicable, of the kind proposed to be registered at their respective fair market values as agreed to by the Individual Investors and the Majority Holders.  If the Individual Investors and the Majority Holders are unable to agree on such valuation, then the Individual Investors and the Majority Holders shall select an Appraiser to make such determination, the cost of which shall be borne by the Company.  Mezzanine Investors who exchange their Securities for Equity Interests in BH/RE or the Member, as applicable, shall be entitled to participate in such Parent Registration in accordance with the terms of this Article V as if such terms were applicable to such Parent Registration, and BH/RE and the Member agrees to cooperate with the Mezzanine Investors, in good faith, to achieve this result.  The parties hereto (including without limitation, BH/RE and the Individual Investors) agree that in the event of any exchange of Securities held by a Mezzanine Investor for Equity Interests in the Member or BH/RE pursuant to this Section 5.2, and in the event that such exchange can reasonably be construed as an exchange qualifying under Section 351 of the Code, all reasonable steps will be taken that may be necessary or advisable to ensure that such exchange so qualifies.

Section 5.3  Other Registrations.  In order to assist the Mezzanine Investors in obtaining any required Gaming Approvals or meeting any other requirements imposed by Gaming Authorities in connection with the exercise of any Warrants, the Company shall, within one month of  a written request of the Majority Holders (i) file with the Commission a registration statement on Form 10 (the “Form 10”) registering the Warrant Interests under the Exchange Act, (ii) file an application with the Nevada Gaming Commission for registration as a publicly traded corporation (the “PTC Registration”, and collectively with the Form 10, the “Additional Filings”) and (iii) use its commercially reasonable best efforts to promptly take or cause to be taken, any other action or to do, or cause to be done, all things reasonably necessary under Applicable Law to facilitate the receipt by Mezzanine Investors of  any required Gaming Approvals or in meeting any other requirements imposed by Gaming Authorities.  The Additional Filings, as initially filed with the Commission and the Nevada Gaming Commission, and as each may be supplemented, amended and refiled, shall each be in form and substance reasonably satisfactory to the Mezzanine Investors.  The Company shall use it commercially reasonable best efforts, in cooperation with the Mezzanine Investors, to respond to any comments of the Commission or the Nevada Gaming Commission, as applicable, on the Additional Filings.  The Company shall notify the Mezzanine Investors promptly of the receipt of any comments from the Commission (or its staff) or the Nevada Gaming Commission (or its staff), as applicable, and of any request by either the Commission (or its staff) or the Nevada Gaming Commission (or its staff), or any other governmental officials for amendments or supplements to the Applicable Filings or for additional information, and will supply the Mezzanine Investors with copies of all correspondence with respect to the Additional Filings.

The Additional Filings, shall in all respects, comply with as to form all Applicable Laws.  Whenever any event occurs which is required to be set forth in any amendment or supplement to an Additional Filing, the Company shall promptly inform the Mezzanine Investors of such occurrence and cooperate in filing with the Commission or its staff, or the Nevada Gaming Commission or its staff, as applicable, such amendment or supplement.  The costs of the Additional Filings (including legal fees, audit fees and filing or application fees) shall be borne by the Company.  The costs of obtaining Gaming Approvals and meeting any other requirements that the Gaming Authorities may impose in connection with such exercise shall be borne equally by Libra Securities, LLC, on the one hand, and the Majority Holders, on the other hand.

Section 5.4  Registrable Interests.  For the purposes of this Article V, the term “Registrable Interests” shall mean the Interests held by the Mezzanine Investors or subject to acquisition by the Mezzanine Investors upon exercise of the Warrants, including any Interests issued by way of a dividend or split or in connection with a combination of units, recapitalization, merger, consolidation or other reorganization; provided, however, that Interests sold in a registered sale pursuant to an effective registration statement under the Securities Act or Transferred pursuant to Rule 144 thereunder or transferable pursuant to Rule 144(k) thereunder without restriction as to volume, shall not be deemed Registrable Interests.

Section 5.5  Further Obligations of the Company.  Whenever, under the provisions of Section 5.1 of this Agreement, the Company is required to register any Registrable Interests, it agrees that to the extent not otherwise already set forth in this Article V, it shall do the following:

(a)           Use its reasonable commercial best efforts to diligently prepare and file with the Commission, a registration statement and such amendments, post-effective amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective for such period, not exceeding 180 days, as may be necessary for any Mezzanine Investor participating in a registered offering to dispose of the Registrable Interests registered thereunder in the manner specified and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement;

(b)           Furnish to each selling Mezzanine Investor such copies of each preliminary and final prospectus and such other documents as such Mezzanine Investor may reasonably request to facilitate the public offering of its Registrable Interests;

(c)           Use its reasonable commercial best efforts to register or qualify the securities covered by said registration statement under the securities or “blue-sky” laws of such jurisdictions as any selling Mezzanine Investors may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business, subject itself to general taxation in any such jurisdiction, subject itself to general service of process therein or amend any provision of its organizational documents in a manner that would be adverse to the Company or its members;

(d)           Immediately notify each selling Mezzanine Investor at any time when a prospectus relating to its Registrable Interests is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Mezzanine Investor, prepare and file with the Commission a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Interests, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(e)           Cause all such Registrable Interests to be listed on or included in each securities exchange or quotation system, if any, on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

(f)            Otherwise use its reasonable commercial best efforts to comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its members, in each case as soon as practicable, but not later than thirty (30) calendar days after the close of the period covered thereby an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

(g)           Cooperate with each Mezzanine Investor and each underwriter participating in the disposition of Registrable Interests and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

(h)           During the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(i)            Appoint a transfer agent and registrar for all Registrable Interests covered by a registration statement no later than the effective date of such registration statement;

(j)            In connection with an underwritten offering, to the extent reasonably requested by the managing or lead underwriter(s) for the offering or the Mezzanine Investors, participate in and support customary efforts to sell the securities in the offering, including, without limitation, participating in “road shows”;

(k)           Otherwise cooperate with the managing or lead underwriter(s), the Commission and other regulatory agencies (including Gaming Authorities) and take all reasonable actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Interests under this Section 5.5; and

(l)            In connection with an underwritten offering, furnish to each selling Mezzanine Investor a signed counterpart, addressed to each Mezzanine Investor, of:

(i)            an opinion of counsel for the Company customary in form and substance for such a transaction and reasonably satisfactory to the Mezzanine Investor; and

(ii)           to the extent permitted by applicable professional standards, a “comfort” letter, signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, customary in form and substance for such a transaction and reasonably satisfactory to the Mezzanine Investors;

(m)          Each holder of Registrable Interests agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.5(d), such holder shall forthwith discontinue disposition of Registrable Interests pursuant to the registration statement covering such Registrable Interests until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.5(d), and, if so directed by the Company, such holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Interests current at the time of receipt of such notice.  If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effected pursuant to Section 5.5(a) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5.5(d) to and including the date when each seller of Registrable Interests covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5.5(d).

Section 5.6  Indemnification; Contribution.

(a)           Incident to any registration statement referred to in this Article V, the Company will indemnify and hold harmless each underwriter and each Mezzanine Investor who offers or sells any such Registrable Interests in connection with such registration statement (including their respective partners (including partners of partners and stockholders and members of any such partners), and directors, officers, managers, members, employees and agents of any of them (a “Selling Holder”), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a “Controlling Person”), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, reasonable legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), as the same are incurred to which they, or any of them, may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such Selling Holder or Controlling Person expressly for use in such registration statement or is due to the failure of such Selling Holder or Controlling Person to deliver a copy of the prospectus or any supplements thereto a reasonable period of time after the Company has furnished such Selling Holder or Controlling Person with a sufficient number of copies of the same or by the delivery of prospectuses by such Selling Holder or Controlling Person after the Company notified such Selling Holder or Controlling Person in writing to discontinue delivery of prospectuses.  With respect (i) to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Holder or Controlling Person expressly for use in such registration statement or (ii) to the failure of any Selling Holder of Controlling Person to refrain from delivering any prospectus or supplements thereto a reasonable period of time following notice from the Company to discontinue delivery such prospectus or supplements, such Selling Holder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees, agents and Controlling Persons), and each other Selling Holder (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees, agents and Controlling Person of any of them), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence.  In no event, however, shall the liability of a Selling Holder or Controlling Person for indemnification under this Section 5.6(a) in its capacity as such exceed the net proceeds (before deducting expenses) received by such Selling Holder from its sale of Registrable Interests under such registration statement.

(b)           If the indemnification provided for in Section 5.6(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each Indemnifying Party under this Section 5.6, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the other Selling Holders and the underwriters, if any, from the offering of the Registrable Interests or (ii) if the allocation provided by clause (i) above is not permitted by Applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Selling Holders and the underwriters, if any, in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Selling Holders and the underwriters, if any, shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Holders and the underwriting discount received by the underwriters, if any, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Interests.  The relative fault of the Company, the Selling Holders and the underwriters, if any, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.6(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  In no event, however, shall a Selling Holder be required to contribute any amount under this Section 5.6(b) in excess of the net proceeds (before deducting expenses) received by such Selling Holder from its sale of

Registrable Interests under such registration statement.  No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(c)           As promptly as is reasonably practicable after receipt by a party seeking indemnification pursuant to this Section 5.6 (an “Indemnified Party”) of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a “Claim”), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section 5.6 is being sought (the “Indemnifying Party”) of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability hereunder, except to the extent that the Indemnifying Party is materially prejudiced by reason of such failure.  In connection with any Claim, the Indemnifying Party shall be entitled to assume the defense thereof.  Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (y) the Indemnified Party shall reasonably have concluded that representation by the same legal counsel would not be appropriate due to (i) actual or potentially differing interests between such parties in the conduct of the defense of such Claim, or (ii) legal defenses that may be available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party and take action to defend such claim within 30 days after notice of the commencement of such Claim or the Indemnifying Party shall, in the reasonable judgment of the Indemnified Party, have ceased to conduct a diligent defense of such claim.  If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party.  Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel).  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment with respect thereto, unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnifying Party from all liabilities with respect to such Claim or judgment and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)           The indemnification and contribution provided for in this Section 5.6 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Parties or any officer, director, employee, agent or Controlling Person of the Indemnified Parties.

Section 5.7  Rule 144 Requirements.  If the Company becomes subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company will use its reasonable best efforts thereafter to file with the Commission such information as is specified under either of said Sections for so long as any of the Mezzanine Investors (i) holds any Registrable Interests or (ii) otherwise qualifies to sell Registrable Interests pursuant to Rule 144(k) under the Securities Act (or any successor or similar exemptive rules hereafter in effect); and in such event, the Company shall use its reasonable best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor or similar exemptive rules hereafter in effect).  The Company shall furnish to any transfer agent or registrar upon request a written statement as to the steps it has taken to comply with the current public information requirement of Rule 144 or such successor rules.

Section 5.8  Market Stand-Off.  Each Securityholder agrees, if requested by the Company and an underwriter of Registrable Interests in connection with any Qualified Public Offering, not to directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise Transfer or dispose of any Securities or any other securities of the issuer of the securities in a Qualified Public Offering during any “blackout period” required by any underwriter in connection with a Qualified Public Offering, which “blackout period” shall in no event exceed the earlier of (i) 180 days from the date securities are first sold in the Qualified Public Offering, and (ii) the date any holder of 1% or more of the voting common equity securities of the Company, which holder was previously restricted by any such “blackout period”, is able to Transfer all or any portion of its voting common equity securities free from any such restriction.  In order to enforce the foregoing covenant, the issuer in such Qualified Public Offering may impose stop-transfer instructions with respect to the securities of each Securityholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such “blackout period.”

Section 5.9  Transfer of Registration Rights.  The registration rights and related obligations under this Article V of the Mezzanine Investors with respect to their Registrable Interests may be Transferred in connection with any transaction or series of related transactions complying with Article III, or to any other Mezzanine Investor, and upon any such Transfer and execution of the Joinder Agreement such Transferee shall be deemed to be included within the definition of an “Mezzanine Investor” for purposes of this Article V with the rights set forth herein.

Section 5.10  Other Agreements.  The Company, BH/RE and the Member each agree that it shall not enter into any agreement or arrangement other than this Agreement pursuant to which it grants or agrees to grant to any other Person registration rights in respect of any capital interests of the Company, BH/RE or the Member, other than registration rights contemplated by Section 9.12 of the Amended and Restated Operating Agreement of EquityCo as amended by the BH/RE-Starwood Agreement, that are in any respect senior or otherwise more favorable when taken as a whole to the rights of the Mezzanine Investors hereunder unless (i) the Company, BH/RE or the Member, as the case may be, receives the prior written consent of the Majority Holders or (ii) the Mezzanine Investors relinquish their registration rights pursuant to this Article V (other than pursuant to Section 5.2 and Section 5.3) in exchange for the same registration rights being granted to such other Person.

ARTICLE VI — RESERVED

ARTICLE VII — AFFIRMATIVE COVENANTS OF THE
COMPANY, BH/RE AND THE MEMBER

The Company and the Member covenant, acknowledge and agree as follows:

Section 7.1  Additional Indebtedness.  Upon the incurrence of Indebtedness other than Permitted Indebtedness or Indebtedness incurred in a refinancing of the outstanding principal amount of Permitted Indebtedness (together with any premiums, accrued interest and any reasonable fees and expenses incurred therewith) (such amount, the “Debt Threshold”), the Company shall, within five (5) Business Days, provide written notice thereof to the Member and each Mezzanine Investor (the “Debt Notice”), which notice shall specify the amount of Indebtedness outstanding at the time, as well as the amount by which such Indebtedness exceeds the Debt Threshold (the “Additional Debt”).  The Member shall cause a total capital contribution to be made to the Company in an amount equal to 20% of the Additional Debt (the “Additional Capital Amount”) as promptly as possible, but in no event more than thirty (30) days after the date of the Debt Notice. For clarity, any third-party refinancing of the Indebtedness (including any premiums, accrued interest and any reasonable fees and expenses incurred as a result of any such third-party refinancing) will not trigger the Additional Capital Amount.  Any equity interests issued in connection with such capital contribution shall be membership interests of the type outstanding on the Closing Date.

Section 7.2  Restrictions on Equity Interests.  The Company shall (a) obtain the  approval of the Nevada Gaming Commission prior to issuing  any additional securities or admitting any additional members; and  (b)  furnish to the Nevada State Gaming Control Board, within 10 calendar days after the end of each fiscal quarter of the Company, a complete list of all Securityholders, with respect to all the Company’s Equity Interests.

The Member shall obtain the approval of the Nevada Gaming Commission prior to declaring any dividends or distributions with respect to any of the Company’s securities, including without limitation, any Interests held by the Mezzanine Investors.

Section 7.3  Put Right.  The Mezzanine Investors have the right to put their Warrants and Warrant Interests to the Company in accordance with the terms of the Warrants.  The Company further acknowledges that the Put Right (as defined in the Warrants) shall continue to apply to any Warrant Interests held by a Mezzanine Investor, notwithstanding a full exercise or exchange of the Warrants held by such Mezzanine Investor.

Section 7.4  Communication with Gaming Authorities.  If and to the extent that the Company is required or requested to communicate or meet with any Gaming Authority or otherwise intends to communicate or meet with any Gaming Authority regarding any matter that adversely affects the rights and remedies of the Mezzanine Investors hereunder or under any of the other Restructuring Documents, the Company will (i) provide any affected Securityholder with prior notification of any such meeting or communication to the extent practicable under the circumstances and to the extent permitted by applicable law and (ii) either (A) request that any such Securityholder be allowed to attend such meting or participate in such communication (it being understood that the Company will have no obligation to ensure that such attendance or participation is available to the Securityholder, such decision ultimately resting with the applicable Gaming Authority) or (B) if such Securityholder is not entitled to attend or participate, inform such Securityholder of the substance of the discussions at such meeting or of such communication to the extent permitted by the Gaming Authorities or applicable law, provided that the Company shall not be required to disclose privileged information or any information that it is prohibited from disclosing by the Gaming Laws or by such Gaming

Authority.  Notwithstanding the foregoing, the Company shall not be required to take any action under this Section 7.4 if, in its sole discretion, such action could reasonably be expected to materially prejudice the granting, continuation or renewal of any Gaming License of the Company, OpBiz, EquityCo, BH/RE or any of their Affiliates or any other permit or license material to the Company’s or OpBiz’s business.

Section 7.5  Tax Covenants.  Each of the Member and BH/RE shall maintain its status as a partnership for federal income tax purposes at all times prior to any Parent Registration (as defined in Section 5.2).  The Member shall convert to a C corporation for federal income tax purposes in connection with any registration of its Equity Interests (or securities convertible into or exchangeable or exercisable for its Equity Interests) under Section 5.2.  BH/RE shall convert to a C corporation for federal income tax purposes in connection with any registration of its Equity Interests (or securities convertible into or exchangeable or exercisable for its Equity Interests) under Section 5.2.  Prior to any such  Parent Registration, neither the Member nor BH/RE will have income which is either (i) “effectively connected with the conduct of a trade or business within the United States” under Code Sections 871(b) or 882, or (ii) “unrelated business taxable income” under Code Sections 512 or 514.

Section 7.6  Books and Records.  The Company will, and will cause its Subsidiaries to: (a) maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP; (b) reflect by means of appropriate entries in such accounts and in all financial statements proper liabilities and reserves for all Taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP; and (c) permit, upon reasonable prior notice to the Company and during normal business hours, agents and designated representatives of the Majority Holders to visit and inspect any of the properties or assets of the Company and any of its Subsidiaries and to examine the books of account of the Company and any of its Subsidiaries and discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with, and be advised as to the same by, the officers and independent accountants of the Company or such Subsidiary, all at such reasonable times and intervals and to such reasonable extent as the Majority Holders may request; provided that no information obtained pursuant to clause (c) may be shared with a Competitor.

Section 7.7  Financial and Other Information.  The Company will furnish to each Mezzanine Investor one copy of each of the following:

(a)           within 120 days after the end of each Fiscal Year, (i) Consolidated balance sheets and Consolidated income statements showing the financial condition of the Company and its Subsidiaries as of the close of such Fiscal Year and the results of their operations during such year, and (ii) a Consolidated statement of members’ equity and a Consolidated statement of cash flow, as of the close of such Fiscal Year, all the foregoing financial statements to be audited by a Big 4 or other independent certified public accountants reasonably acceptable to the Majority Holders, and to be in form and substance reasonably acceptable to the Majority Holders;

(b)           within 30 days after the end of each fiscal month unaudited Consolidated income statements of the Company and its Subsidiaries and within 60 days after the end of each Fiscal Quarter unaudited Consolidated and consolidating balance sheets and Consolidated and consolidating income statements showing the financial condition and results of operations of the Company and its Subsidiaries as of the end of each such quarter, a Consolidated and consolidating statement of members’ equity and a Consolidated and consolidating statement of cash flow as of the end of each such quarter, prepared and certified by an Approved Officer of the Company as presenting fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries and as having been prepared in accordance with GAAP consistently applied, setting forth in the case of each Consolidated statement in comparative form the corresponding figures for the corresponding quarter of the preceding year and corresponding figures for the period beginning with the first day of the current Fiscal Year and ending on the last day of the relevant Fiscal Quarter and the corresponding period for the previous Fiscal Year, in each case subject to footnotes and normal year-end audit adjustments;

(c)           (i) promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by the Company or any Subsidiary with the SEC pursuant to the requirements of the Securities Act or the Exchange Act; (ii) as soon as practicable, copies of all material reports, forms, filings and financial information submitted by the Company or any Subsidiary to any other Governmental Authority and all material reports submitted to its interest holders; (iii) within 5 Business Days after receipt by the Company or any Subsidiary thereof, copies of any exception reports prepared by any Gaming Authority and (iv) within 5 Business Days of filing by the Company or any Subsidiary with any Gaming Authority, copies of any and all reports of borrowings on form 8.130 or its equivalent;

(d)           as soon as available, but in any event not later than December 31 of each Fiscal Year, the Company’s annual internal operating budget (which shall list with reasonable specificity the Company’s good faith estimate of planned Capital Expenditures of all types whatsoever) for the next Fiscal Year, and as soon as prepared and available any amendments thereof prepared in the ordinary course;

(e)           concurrently with any delivery under (a) or (b) (solely in the case of quarterly deliveries) above, a management discussion and analysis certified by the Company describing any differences between the reported financial results under the financial statements delivered thereunder from the budget required by clause (d), which shall include, among any other information or explanation reasonably requested by the Majority Holders (i) the calculation of EBITDA for the Fiscal Quarter last ended and (ii) a list of any Capital Expenditures made during such Fiscal Quarter and shall set forth in connection with any such Capital Expenditures made during such Fiscal Quarter, the amount and nature of any such expenditure with attached copies of any contracts entered into, invoices received and evidence of payment made with respect to any such expenditure together with mechanic’s liens releases in connection with any payments made by the Company or any Subsidiary;

(f)            concurrently with any delivery under (a) above, a management letter prepared by the independent public accountants who reported on the financial statements delivered under (a) above, with respect to the internal audit and financial controls of the Company and its Subsidiaries;

(g)           any gaming reports generated by the Company or any of its Subsidiaries;

(h)           as soon as available, but in any event not later than December 31 of each Fiscal Year, a consolidated and consolidating plan and financial forecast for the next Fiscal Year and each subsequent Fiscal Year, including (i) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of the Company and its Subsidiaries for such Fiscal Years, together with an explanation of the assumptions on which such forecasts are based and (ii) such other information and projections for such Fiscal Years as the Majority Holders may reasonably request;

(i)            as soon as available, but in any event not later than 30 calendar days following the end of each fiscal month, a monthly operating report for the month then ended which shall include items used by the Company and its Subsidiaries in measuring their operating and financial performance in the ordinary course which shall include, without limitation, the average daily room rate, food and beverage revenue per room, gaming revenue and the other items as may otherwise be prepared by the Company in the ordinary course of its management and financial reporting so long as any such items are acceptable to the Majority Holders, together with such other information reasonably requested by the Majority Holders;

(j)            promptly upon receipt thereof, copies of all material notices, reports, budgets, forecasts, proposals, studies, financial statements and other information provided by any Manager, any casino operator or any Leasing Manager;

(k)           at the request of the Majority Holders, a copy of each annual report or other filing filed with respect to each Plan of the Company or any ERISA Affiliate;

(l)            a monthly report on the progress of the renovations in form and substance reasonably satisfactory to the Majority Holders, which in any event shall include a narrative description of the progress to date, a comparison between expenses incurred to date and budgeted expenses, a timeline illustrating the remaining steps to be taken to completion, and projected expenses to be incurred to completion;

(m)          concurrently with the delivery of any financial and other reports and notices to the CMBS Lender under the CMBS Documents or any other holder of Indebtedness, a copy of all such financial and other reports and notices so delivered; and

(n)           such additional information as the Majority Holders may from time to time reasonably request regarding the financial and business affairs, operations or prospects of the Company and its Subsidiaries.

Section 7.8  Notices.  In addition to any other notices required hereunder, the Company shall notify each Mezzanine Investor, in writing, of the following matters at the following times (except that in the case of clause (a), the Company shall notify all Mezzanine Investors):

(a)           Immediately after becoming aware of the existence of any “ default” or any “event of default” under the CMBS Documents or any Indebtedness;

(b)           Immediately after becoming aware that (i) any Manager has terminated a Management Agreement or otherwise ceased acting as Manager, or (ii) any Leasing Manager has terminated a Leasing Services Agreement, or has otherwise ceased managing such portions of the Premises or (iii) the Planet Hollywood License Agreement has been terminated;

(c)           Promptly after receiving notice (but in no event later than five days after the earlier of (i) receiving such notice or (ii) the occurrence of any such change) of a change in the composition of the members or other equity holders of the Investor Group;

(d)           Promptly after receiving notice  (but in no event later than five days after the earlier of (i) receiving such notice or (ii) the occurrence of any such change) of any change in the composition of the Governing Body that manages the operations of the Company or its Subsidiaries;

(e)           Within five Business Days after becoming aware of:

(i)            any material adverse change in the Property, business, operations, or condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole (including, without limitation any Casualty Event);

(ii)           any pending action, proceeding, or counterclaim (or action, proceeding or counterclaim that has been threatened in writing) by any Person, or any pending or threatened investigation by a Governmental Authority, which is reasonably likely to have a Material Adverse Effect;

(iii)          any pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute which is reasonably likely to have a Material Adverse Effect;

(iv)          any violation of any law, statute, regulation, or ordinance of a Governmental Authority applicable to the Company or any Subsidiary, which is reasonably likely to have a Material Adverse Effect; and

(v)           the fact that the Company or any Subsidiary has materially violated any Environmental Laws or that its compliance is being investigated in respect of an alleged material failure to comply with any Environmental Law.

(f)            Not less than thirty (30) days prior to the Company changing its name or the location of its chief executive office or its jurisdiction of organization or formation;

(g)           Within five (5) days of the Company’s or any Subsidiaries’ receipt or giving of same, a copy of any written notice under, pursuant to or in connection with any Lease or Material Operating Agreement, (i) alleging a default by the Company, such Subsidiary or lessee or any other Persons thereunder, (ii) setting forth a claim against the Company or such Subsidiary or any Manager in an amount greater than $1,500,000 or (iii) exercising a renewal, extension, expansion or termination option thereunder;

(h)           Promptly upon receipt of same by the Company or any of its Subsidiaries, a copy of any written notice or other written instrument which might materially adversely affect the Premises, including any written notice from a Governmental Authority concerning any tax or special assessment, or any written notice of any change in or alleged violation of any zoning ordinance, fire ordinance, building code provision, or other legal requirement affecting the Premises;

(i)            Within 30 days after the end of each quarter, any sales and other Dispositions of Property permitted by the CMBS Documents, consummated during such quarterly period; and

(j)            Three Business Days prior to entering into any merger permitted under the CMBS Documents.

Each notice given under this Section 7.8 shall describe the subject matter thereof in reasonable detail and shall set forth the action that the Company has taken or proposes to take with respect thereto.

Section 7.9  Existence, Good Standing and Legal Requirements.

(a)           The Company will, and will cause its Subsidiaries to, maintain its corporate or limited liability company, as applicable, existence and its qualification and good standing in Nevada and all other states necessary to conduct the Business and own its Property, and shall obtain and take all actions which may be required to preserve, renew and extend Permits (including, without limitation, any Permits or authorizations relating to the sale of alcohol), franchises and governmental authorizations necessary to conduct the Business and own its Property and to operate and maintain the Premises in accordance with this Agreement, the CMBS Documents, the Management Agreement (if any), the Leasing Services Agreement (if any), and any other Material Operating Agreements, in each case except to the extent, other than with respect to corporate or limited liability company, as applicable, existence, that the failure to maintain the foregoing is not reasonably likely to have a Material Adverse Effect.  The Company shall, and shall cause its Subsidiaries to, comply with all laws, rules, regulations and governmental orders (whether Federal, state or local) (including, without limitation, all Gaming Laws) applicable to the operation of such businesses whether now in effect or hereafter enacted (including, without limitation, all Applicable Laws, rules, regulations and governmental orders promulgated by any Gaming Authority and all those relating to public and employee health and safety and all Environmental Laws) and with any and all other Applicable Laws, rules, regulations and governmental orders, except to the extent where such noncompliance is not reasonably likely to have a Material Adverse Effect.

(b)           The Company and its Subsidiaries shall have the right, in good faith, to contest by appropriate legal proceedings, after notice to the Majority Holders, the validity of any Legal Requirement and to postpone the compliance therewith, provided that (i) such contest shall operate to prevent the enforcement thereof, (ii) such contest shall be promptly and diligently prosecuted by and at the expense of the Company or its Subsidiaries, (iii) neither the Company, any of its Subsidiaries nor the Mezzanine Investors shall suffer or would be the subject of any civil or criminal liabilities, penalties or sanctions, (iv) the Company and its Subsidiaries shall comply with such contested Legal Requirement if at any time all or any part of the Premises shall be in danger of being foreclosed, sold, forfeited, or otherwise lost or materially impaired or if such contest shall be discontinued, (v) the Company shall agree to indemnify and hold harmless the Mezzanine Investors from and against any liability and claims arising out of the postponement of the compliance with such Legal Requirement, and (vi) the Company shall, prior to commencing any such proceedings, furnish proof reasonably satisfactory to the Majority Holders that it has established a reserve account in an amount not less than the amount of any penalties, including interest and additional charges which may be incurred as a result of such contest or has otherwise, to the reasonable satisfaction of the Majority Holders, provided for the payment of such amounts.

Section 7.10  Election of Directors; Observation Rights.   The Company shall allow one representative of the Majority Holders, reasonably acceptable to the Company, to attend and participate, in a non-voting capacity, in all meetings and other activities of the Governing Bodies of the Company and each of its Subsidiaries (the “Board Observer”).  The Company shall (i) give the Mezzanine Investors notice of all such meetings, at the same time as furnished to the directors of the Company and any of its Subsidiaries, (ii) pay the reasonable out-of-pocket costs and expenses of the Board Observer in connection with attendance at such meetings or other activities, (iii) provide to the Board Observer all notices, documents and information furnished to the directors of each of the Company and its Subsidiaries whether at or in anticipation of a meeting, an action by written consents or otherwise, at the same time furnished to such directors, (iv) notify the Board Observer and permit the Board Observer to participate by telephone in, emergency meetings of such Governing Body and all such committees thereof, as the case may be, (v) provide the Board Observer copies of the minutes of all such meetings at the time such minutes are furnished to the Governing Body or committee thereof of the Company and it Subsidiaries, and (vi) cause regularly-scheduled meetings of the Governing Body of each of the Company and its Subsidiaries to be held no less frequently than quarterly, with at least four (4) meetings per year held in person (including by teleconference). Subject to Gaming Authority approval (as required) and no violation of the Gaming Laws, the Majority Holders shall be entitled to elect one (1) director to the Governing Body of the Company and each of its Subsidiaries hereunder (“Majority Holder Nominee”), and the Company shall take all such action under its Articles of Organization, by-laws and other organizational documents necessary to effect the appointment and election of the Majority Holder Nominee to the Governing Body, and the Member agrees to vote all of its Interests having voting power (and any other Interests over which they exercise voting control) in connection with the election of directors and to take such other actions as are necessary so as to elect and continue in office as directors such Persons for so long as such holders are otherwise entitled to the right to appoint the Majority Holder Nominee and the Board Observer under this Section 7.10. All committees of the Governing Body of the Company and each of its Subsidiaries shall include at least one Majority Holder Nominee.

Section 7.11  CMBS Guarantees; Reimbursements.

(a)           If EquityCo or any other guarantor of the CMBS Facility or any Indebtedness that refinances or replaces the CMBS Facility, in whole or in part (the “Parent Guarantors”) incur any obligation pursuant to such Guarantees (a “Parent Guarantees”), the Company and the Parent Guarantors agree that the sole recourse of the Parent Guarantors to EquityCo, the Company and their respective Subsidiaries will be the right of such Parent Guarantors to receive additional common Interests in the Company of the type authorized and issued as of the date hereof in satisfaction of any obligations incurred by the Parent Guarantors pursuant to the Parent Guarantees; provided, that such additional common Interests issued to the Parent Guarantors shall not be dilutive to the percentage interest of any Mezzanine Investor, and the number of Warrant Interests (as defined in the Warrants) issuable upon exercise or conversion of the Warrant by such Mezzanine Investor shall be increased by the number of units of additional Equity Interests as is necessary to maintain at least the same percentage interest of such Mezzanine Investor in the Company and, indirectly, in its Subsidiaries, that such Mezzanine

Investor’s Warrant represented immediately prior to such issuance to the Parent Guarantors.  The limitations set forth in this paragraph shall apply equally to any issuance of Interests by the Company in exchange for a capital contribution made by any Person in lieu of a payment by the Parent Guarantors on the Parent Guarantees, whether or not a demand has been made under the Parent Guarantees.

(b)           In no event shall the Parent Guarantors and their Affiliates receive in excess of $2 million in the aggregate in any Fiscal Year for providing the Parent Guarantees and management, consulting and advisory services to EquityCo and its Subsidiaries.

Section 7.12  Costs, Expenses and Taxes.  The Company agrees to pay all reasonable out-of-pocket costs and expenses of the Mezzanine Investors (including reasonable legal fees of one general legal counsel to the Mezzanine Investors and one Nevada counsel to the Mezzanine Investors) in connection with the preparation, execution and delivery of this Agreement, the Warrants, the other Restructuring Documents and any other instruments and documents to be delivered hereunder, and in connection with the consummation of the transactions contemplated hereby and thereby, as well as all reasonable out-of-pocket costs and expenses incurred by the Mezzanine Investors in connection with the amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Agreement, the Warrants, the other Restructuring Documents, and other instruments and documents to be delivered hereunder and thereunder.  In addition, the Company agrees to pay (a) any and all stamp and other similar Taxes (expressly excluding income and capital gain taxes) payable or determined to be payable by any Mezzanine Investor in connection with the execution and delivery of this Agreement, the Warrants, the other Restructuring Documents, and the other instruments and documents to be delivered hereunder or thereunder, (b) the expenses of preparing Warrants from time to time in connection with exchanges, replacements and transfers of Warrants, and (c) the expenses of delivering copies of Restructuring Documents to Mezzanine Investors.

Section 7.13  Indemnification.  In addition to the payment of expenses pursuant to Section 7.12, whether or not the transactions contemplated by this Agreement shall be consummated, the Company, EquityCo and each of their Subsidiaries (collectively, the “Indemnitors”) agree, jointly and severally, to indemnify, pay and hold each of the Mezzanine Investors and the partners, members, officers, directors, employees, beneficiaries, customers, attorneys and agents of each of the Mezzanine Investors (collectively, the “Indemnitees”) harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of (i) this Agreement, the Securities, and the other Restructuring Documents and all other matters related thereto or in connection therewith, (ii) the violation of any securities law by the Indemnitors in connection with or otherwise affecting the transactions contemplated by this Agreement, unless the violation resulted from a breach by such Indemnitee of its representations contained in Section 2.1, (iii) the failure of any of the parties (other than the Indemnitees) to the Restructuring Documents to comply with any law, rule or regulation applicable to the transactions contemplated thereby or (iv) violations of any Environmental Law by the Indemnitors with respect to the Premises (the “Indemnified Liabilities”); provided that the Indemnitors shall have no obligation to any Indemnitee hereunder with respect to (a) Indemnified Liabilities which are determined by a final court decision or arbitral award to have resulted from the gross negligence or willful misconduct of that Indemnitee or (b) any intentional violation of the Gaming Laws by an Indemnitee.  To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under Applicable Law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.  The provisions of this Section 7.13 will survive the termination of this Agreement and the issuance of the Warrant Interests unless agreed in writing by the applicable Indemnitors and each affected Indemnitee.

ARTICLE VIII NEGATIVE COVENANTS OF THE COMPANY AND THE MEMBER

The Company and the Member shall not, and shall not permit any of their Subsidiaries to:

Section 8.1  Transactions with Affiliates.  Except as set forth below or as otherwise permitted hereunder, other than existing on the Closing Date and as described on Schedule 8.1 annexed hereto, sell, transfer, distribute, or pay any money or Property to any Affiliate, or lend or advance money or Property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any Property, of any Affiliate, or become liable on any guaranty of the indebtedness, dividends, or other obligations of any Affiliate other than (i) transactions that are not material to the Company and its Subsidiaries; (ii) customary and reasonable fees, indemnities and reimbursements may be paid to officers and directors of the Company and its Subsidiaries; (iii) the employment, noncompetition or confidentiality agreements with employees in the ordinary course of business; (iv) management fees paid to any Manager, and license and/or franchise fees paid by OpBiz to Planet Hollywood pursuant to the Planet Hollywood License Agreement (subject to the terms of the Amended and Restated License Subordination Agreement dated as of the date hereof and entered into among the Mezzanine Investors, Planet Hollywood International, Inc., Planet Hollywood Memorabilia, Inc. and OpBiz); or (v) loans or advances made to employees to fund moving and travel expenses and the exercise price of options granted under employment agreements or stock option plans or agreements not to exceed $400,000 outstanding at any time.

Section 8.2  Business Conducted.  Engage, directly or indirectly, in any line of business other than that directly relates to the Premises or reasonably incidental thereto.  The Company shall not discontinue the operation of the Premises or any material portion thereof without the prior written consent of the Majority Holders, which consent shall not be unreasonably withheld or delayed.

Section 8.3  Tax Classification.  Take any action, or permit any Person to take any action which would result in the Company not being classified as an association taxable as a corporation for federal tax purposes.

Section 8.4  Limitations on Incurrence of Indebtedness and Issuance of Interests.  Notwithstanding any provision of this Agreement to the contrary, no Indebtedness shall be incurred by EquityCo or any of its Subsidiaries and no additional Interests in the Company shall be issued to any Person, until such time as at least $50 million in cash  is contributed to the Company (the “Minimum Equity Contribution”) for common Interests of the type authorized and issued as of the date hereof.  In no event shall the Interests issuable in respect of the Minimum Equity Contribution be dilutive to the percentage interest of any Mezzanine Investor, and in connection with any such issuance the number of Warrant Interests (as defined in the Warrants) issuable upon exercise or conversion of the Warrant by such Mezzanine Investor shall be increased by the number of units of additional Equity Interests as is necessary to maintain at least the same percentage interest of such Mezzanine Investor in the Company and, indirectly, in its Subsidiaries, that such Mezzanine Investor’s Warrant represented immediately prior to the Minimum Equity Contribution.  Upon request of any Mezzanine Investor, the Company shall deliver a certificate of an Approved Officer confirming the adjustment to the Warrant.  The requirement to make a Minimum Equity Contribution shall be reduced by, on a dollar-for-dollar basis, by (a) the net proceeds received by the Company in a Qualified Public Offering,  (b) the fair market value of any common Interests issued by the Company in satisfaction of any obligations incurred by the Parent Guarantors pursuant to the Parent Guarantees, and (c) the net proceeds received by the Company in exchange for an issuance of common Interests on market terms in which third parties contribute at least half of the capital invested at a gross equity valuation of the Company and its Subsidiaries of at least $200 million.

ARTICLE IX - MISCELLANEOUS PROVISIONS

Section 9.1  Survival of Covenants.  Each of the parties hereto agrees that each covenant and agreement made by it in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the date hereof regardless of any investigation.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns to the extent contemplated herein.

Section 9.2  Legends on Securities.  The Company and the Securityholders acknowledge and agree that the following legends shall be typed on each certificate evidencing any of the securities subject hereto held at any time by any of the Securityholder:

THE SECURITIES REPRESENTED HEREBY AND THE UNDERLYING SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES,

(2) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS AND (3) IN ACCORDANCE WITH APPLICABLE STATE GAMING LAWS AND REQUIREMENTS AND RESTRICTIONS IMPOSED BY THE NEVADA GAMING COMMISSION.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A CERTAIN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, DATED AS OF NOVEMBER 30, 2006, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN.  A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

WHEN THE LIMITED LIABILITY COMPANY ISSUING THE OWNERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE HAS BEEN LICENSED BY OR REGISTERED WITH THE NEVADA GAMING COMMISSION, THE PURPORTED SALE, ASSIGNMENT, TRANSFER, PLEDGE, GRANTING OF ANY OPTION TO PURCHASE OR OTHER DISPOSITION OF SUCH INTEREST SHALL BE INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING COMMISSION.  IF AT ANY TIME THE NEVADA GAMING COMMISSION FINDS THAT A MEMBER IS UNSUITABLE TO HOLD SUCH INTEREST, THE COMPANY SHALL REDEEM THE MEMBER’S INTEREST ON THE TERMS PROVIDED IN THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT DATED AS OF NOVEMBER 30, 2006 OR THE COMPANY’S OPERATING AGREEMENT.  BEGINNING ON THE DATE WHEN THE NEVADA GAMING COMMISSION SERVES NOTICE OR A DETERMINATION OF UNSUITABILITY PURSUANT TO APPLICABLE LAW UPON THE COMPANY, IT SHALL BE UNLAWFUL FOR THE UNSUITABLE MEMBER (A) TO RECEIVE ANY DIVIDEND OR INTEREST OR ANY PAYMENT OR DISTRIBUTION OF ANY KIND, INCLUDING OF ANY SHARE OF THE DISTRIBUTION OF PROFITS OR CASH OR ANY OTHER PROPERTY, OR PAYMENTS UPON DISSOLUTION, FROM THE COMPANY, OTHER THAN A RETURN OF CAPITAL AS REQUIRED ABOVE; (B) TO EXERCISE DIRECTLY OR THROUGH ANY PROXY, TRUSTEE OR NOMINEE ANY VOTING RIGHT CONFERRED BY THE MEMBER’S INTEREST IN THE COMPANY; (C) TO PARTICIPATE IN THE MANAGEMENT OF THE COMPANY; OR (D) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE COMPANY OR FROM ANY COMPANY HOLDING A GAMING LICENSE FOR SERVICES RENDERED OR OTHERWISE.

Section 9.3  Amendment and Waiver.  Any party may waive any provision hereof intended for its benefit in writing.  No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise.  This Agreement may be amended with the prior written consent of each of (a) the Company, (b) the Majority Holders, and (c) the Member; provided however, that no amendment or waiver of Section 3.1 (restrictions on transfer), Section 3.2 (co-sale option), Section 3.3 (drag-along obligations), Section 3.5 (assignment), Section 4.1 (right to participate), Section 4.2 (assignment) or Section 5.6 (indemnification; contribution),  Section 7.1 (additional debt), Section 7.3 (put right), this Section 9.3 (amendment and waiver), or Section 8.14 (term), shall be effective against any Mezzanine Investor that is adversely affected by such amendment or waiver and that does not consent to such amendment or waiver; provided, further, no amendment or waiver of this Agreement shall be effective against any party that is adversely affected by such amendment or waiver unless such party consents to such amendment or waiver.

Section 9.4  Notices.  All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed at the following addresses (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof).  Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective three days after mailing, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the earlier of the second Business Day after timely delivery to the courier or the day of actual delivery by the courier:

If to the Company:	MezzCo, L.L.C. .
c/o OpBiz, L.L.C
3667 Las Vegas Boulevard South
Las Vegas, NV 89109
Attention: Joshua Revitz c/o Debbie Faint
Facsimile No.: (702) 785-5080

With a copy to:	Greenberg Traurig LLP
200 Park Avenue
New York, New York 10166
Attention: Joseph Kishel, Esq.
Facsimile No.: (212) 801-6400

Bay Harbour Management, L.C.
885 Third Avenue, 34th Floor
New York, New York 10022
Attention: Joshua Revitz
Facsimile No.: (212) 371-7497

If to any Mezzanine Investor:	To the address specified on the signature page hereto for such
Mezzanine Investor

With a copy to:	Proskauer Rose LLP
One International Place
Boston, MA 02110
Attention: Stephen A. Boyko, Esq.
Facsimile No.: (617) 526-9899

If to the Member:	At such address is as found in the Company’s records

With a copy to:	Greenberg Traurig LLP
200 Park Avenue
New York, New York 10166
Attention: Joseph Kishel, Esq.
Facsimile No.: (212) 801-6400

Section 9.5  Headings.  The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

Section 9.6  Counterparts; Facsimiles.  This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

Section 9.7  Remedies; Severability.  It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties, to the extent permitted by law, shall be entitled to equitable relief (including, without limitation, specific performance) without any requirement as to the posting of any bond or other indemnity securing such remedy, and the Company may refuse to recognize any unauthorized Transferee as one of its members for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement.

In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

Section 9.8  Entire Agreement; No Conflict.  This Agreement is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  Except as specifically provided herein or in the other Restructuring Documents, this Agreement and the other agreements specifically contemplated hereby (including the exhibits hereto and thereto) supersede all prior agreements and understandings between the parties with respect to such subject matter, including the Original Investor Rights Agreement and the Original Warrants (each of which is being amended and restated as of the date hereof).

Section 9.9  Adjustments.  All references to unit prices and amounts herein shall be equitably adjusted to reflect splits, dividends, recapitalizations and similar changes affecting the capital interests of the Company.

Section 9.10  Law Governing.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York (without giving effect to principles of conflicts of law).  Each party also waives trial by jury in any action relating to this Agreement.  Notwithstanding the foregoing, matters of law in this Agreement that are  (x) related to gaming in Nevada shall be governed by the Gaming Laws and (y) related to limited liability companies organized under Nevada law shall be governed by applicable provisions of Nevada law.

Section 9.11  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein, and any successor to the Company by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such successor.  The rights of the Mezzanine Investors hereunder shall be assignable to Transferees of their Securities as contemplated herein.

Section 9.12  Consent to Jurisdiction; Waiver of Jury Trial.

THE COMPANY, EACH SECURITYHOLDER AND EACH OTHER PARTY HERETO AGREE THAT NONE OF THEM NOR ANY TRANSFEREE, ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON OR ARISING OUT OF, THIS AGREEMENT OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, THE COMPANY, EACH SECURITYHOLDER AND EACH OTHER PARTY HERETO HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE, MULTIPLE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE COMPANY, EACH SECURITYHOLDER AND EACH OTHER PARTY HERETO WITH THEIR RESPECTIVE COUNSEL, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.  NO PARTY HERETO  HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

THE COMPANY, EACH SECURITYHOLDER AND EACH OTHER PARTY HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE SECURITIES.  TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE COMPANY, EACH SECURITYHOLDER AND EACH OTHER PARTY HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 9.13  No Third Party Beneficiaries.  Except as expressly provided herein, no person not a party hereto shall have any rights under this Agreement.

Section 9.14  Non-Disclosure.  Each Securityholder covenants and agrees that it and any of its Affiliates, shareholders, partners, members, managers, directors, and each of their respective employees, attorneys, advisors and other representatives (each a “Securityholder Party”) shall hold in strict confidence (except as otherwise required by Applicable Law), and not use for any purpose or in any manner other than pursuant to the transactions contemplated by this Agreement and the other Restructuring Documents, any confidential, proprietary or material non-public information obtained from the Company, any Subsidiary, any member of the Investor Group or any of their respective Subsidiaries or Affiliates, or from any other Securityholder in connection with this Agreement or any other Restructuring Document (collectively, “Confidential Information”); provided that information generally known in the gaming industry based on information received from Persons who had a right to disclose the same to such Securityholder shall not be (and shall not be deemed to be) Confidential Information hereunder.  Each Securityholder shall not, and shall cause each Securityholder Party not to, disclose any Confidential Information obtained by such Person; provided, however, each Securityholder may disclose such Confidential Information (a) to its examiners, Affiliates (including partners, members and other investors in such Securityholder), outside auditors, counsel and other professional advisors, (b) to any Securityholder or to any prospective holder of Securities that is not a Competitor, provided that such prospective holder is obligated to maintain the confidentiality thereof, (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and (d) to protect, enforce or define such Securityholder’s rights with respect to the Restructuring Documents (but not to a Competitor).  In no event shall any Securityholder be obligated to return any materials furnished by the Company.

Section 9.15  Term.  Except for Articles III and IV hereof, which terminate as provided therein, this Agreement shall remain in effect until the earlier to occur of (i) such time as the parties hereto agree in writing and (ii) with respect to any Mezzanine Investor, such time as such Mezzanine Investor is no longer a holder of any Securities; provided, however, that any provision with respect to the payment of expenses or indemnification obligations of any party, and the provisions of Article IX hereof, shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be duly executed as of the date first set forth above.

THE COMPANY:

MezzCo, L.L.C.,
a Nevada limited liability company

By:
Name:
Title:

MEMBER:

EquityCo, L.L.C.,
a Nevada limited liability company

By:
Name:
Title:

SOLELY TO ACKNOWLEDGE AND AGREE TO

THE PROVISIONS OF SECTION 2.1, SECTION 3.2(f), SECTION 4.2, SECTION 5.2, SECTION 5.10, SECTION 7.1 AND SECTION 7.5

BH/RE, L.L.C.

By:
Name:	Douglas P. Teitelbaum
Title:	Manager

By:
Name:	Robert Earl
Title:	Manager

SOLELY TO ACKNOWLEDGE AND AGREE TO

THE PROVISIONS OF  SECTION 2.1, SECTION 3.2(f), AND SECTION 5.2:

Douglas P. Teitelbaum, individually

Robert Earl, individually

MEZZANINE INVESTORS:

POST TOTAL RETURN MASTER FUND, L.P.

By:	Post Advisory Group, L.L.C., its General
Partner

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025

POST DISTRESSED MASTER FUND, L.P.

By:	Post Advisory Group, L.L.C., its General
Partner

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025

STATE OF SOUTH DAKOTA RETIREMENT
SYSTEM FUND

By:	Post Advisory Group, L.L.C., its Authorized
Agent

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices
c/o Post Advisory Group, L.L.C.
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025

DB DISTRESSED OPPORTUNITIES MASTER
PORTFOLIO, LTD.

By:	Post Advisory Group, L.L.C., its Authorized
Agent

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices
c/o Post Advisory Group, L.L.C.
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025

MW POST PORTFOLIO FUND, LTD.

By:	Post Advisory Group, L.L.C., its Authorized
Agent

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices
c/o Post Advisory Group, L.L.C.
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025

THE OPPORTUNITY FUND, LLC

By:	Post Advisory Group, L.L.C., its Authorized
Agent

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices
c/o Post Advisory Group, L.L.C.
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025

HFR DS OPPORTUNITY MASTER TRUST

By:	Post Advisory Group, L.L.C., its Authorized
Agent

By:
Name: Lawrence A. Post
Title: Chief Investment Officer

Address for notices
c/o Post Advisory Group, L.L.C.
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025

POST HIGH YIELD, L.P.

By:	Post Advisory Group, LLC, its General
Partner

By:
Name: Lawrence A Post
Title: Chief Investment Officer

Address for notice:
c/o Post Advisory Group, LLC
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025

POST BALANCED FUND, L.P.

By:	Post Advisory Group, LLC, its General
Partner

By:
Name: Lawrence A Post
Title: Chief Investment Officer

Address for notice:
c/o Post Advisory Group, LLC
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025

SPHINX DISTRESSED FUND SPC, a Cayman Islands company (in
Official Liquidation pursuant to an Order of the Grand Court dated
28 July 2006)

By: Kenneth Krys
Title: Joint Official Liquidator

By: Christopher Stride
Title: Joint Official Liquidator

CANPARTNERS INVESTMENTS IV, L.L.C.

By:
Name:
Title:

Address for notices under Section 9.4:
c/o Canyon Capital Advisors, L.L.C.
9665 Wilshire Boulevard, Suite 200
Beverly Hills, CA 90212

CONTINENTAL CASUALTY COMPANY

By:
Name:
Title:

Address for notices under Section 9.4:
333 South Wabash Avenue – 23 South
Chicago, IL 60604

JOHN HANCOCK HIGH YIELD FUND

By:
Name: Ismail Gunes
Title: Vice President Investment Operations

Address for notices under Section 9.4:
101 Huntington Avenue
Boston, MA 02199

COCHRAN ROAD, LLC

By:
Name: Steven Golub
Title: Attorney-in-Fact

Address for notices under Section 9.4:
225 Broadway, Suite 1515
New York, NY 10007

YORK CREDIT OPPORTUNITIES FUND, L.P.

By:
Name: Adam J. Semler
Title: Chief Financial Officer

Address for notices under Section 9.4
767 Fifth Avenue, 17th Floor
New York, NY 10153

JEFFREY D. BENJAMIN

Address for notices under Section 9.4:
133 East 64th Street
New York, NY 10021

EXHIBIT A

CMBS Documents

EXHIBIT B

Form of Joinder Agreement

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Amended and Restated Investor Rights Agreement (the “Agreement”) dated as of November 30, 2006 by and among MezzCo, L.L.C. (the “Company”) and the parties named therein and for all purposes of the Agreement, the undersigned shall be included within the term [“Non-Mezz Investor”] [OR] [“Mezzanine Investor”] (as defined in the Agreement).  The address and facsimile number to which notices may be sent to the undersigned is as follows:

Facsimile No.

[NAME OF UNDERSIGNED]

Exhibit C

Pledge Agreement

[Attached]

Exhibit D

Description of the Premises

[Attached]

Schedule 8.1

Transactions with Affiliates